Execution
                                                  Counterpart

_________________________________________________________________









                         INTERFACE, INC.


              _____________________________________


                         December 3, 1993
               ____________________________________



                           ACQUISITION



                                OF


                 PRINCE STREET TECHNOLOGIES, LTD.

                               AND

                  PRINCE STREET HOLDING COMPANY

                      ACQUISITION AGREEMENT
                 PRINCE STREET TECHNOLOGIES, LTD.
                  PRINCE STREET HOLDING COMPANY



                        TABLE OF CONTENTS


Section                                                      Page
- -------                                                      ----
1.   MERGER . . . . . . . . . . . . . . . . . . . . . . . . .   2

     1.1  Agreement to Cause Merger . . . . . . . . . . . . .   2
    1.2  Conversion of Shares  . . . . . . . . . . . . . . .   2
   1.3  Payment of Merger Consideration . . . . . . . . . .   3
  1.4  Adjustment to Merger Consideration  . . . . . . . .   4
 1.5  Determination of Shareholder EBIT Shortfall
            Adjustment Amount . . . . . . . . . . . . . . . .   4
    1.6  Resolution of Merger Consideration Dispute  . . . .   5
   1.7  Closing . . . . . . . . . . . . . . . . . . . . . .   5
  1.8  Transactions and Documents at Closing . . . . . . .   6
 1.9  Default by One Shareholder  . . . . . . . . . . . .   6

2.   ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . .   7

     2.1  Purchaser's Access and Inspection . . . . . . . . .   7
    2.2  Confidentiality . . . . . . . . . . . . . . . . . .   7
   2.3  Cooperation . . . . . . . . . . . . . . . . . . . .   8
  2.4  Expenses  . . . . . . . . . . . . . . . . . . . . .   8
 2.5  Brokers . . . . . . . . . . . . . . . . . . . . . .   9
2.6  Covenant Against Competition  . . . . . . . . . . .   9
2.7  Termination of Certain Contracts  . . . . . . . . .  11
2.8  Publicity . . . . . . . . . . . . . . . . . . . . .  11
2.9  Other Proceedings At Closing  . . . . . . . . . . .  11
2.10 Hart-Scott-Rodino Filing  . . . . . . . . . . . . .  11
2.11 Registration Statement  . . . . . . . . . . . . . .  12
2.12 Affiliates of PST and PSHC  . . . . . . . . . . . .  12
2.13 Restriction on Purchaser Shares . . . . . . . . . .  12

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
     SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . .  13

     3.1  Disclosure Memorandum . . . . . . . . . . . . . . .  13
    3.2  Organization and Compliance . . . . . . . . . . . .  14
   3.3  Capitalization, Ownership of Shares and Related
          Matters . . . . . . . . . . . . . . . . . . . . . .  14
    3.4  No Inconsistent Obligations . . . . . . . . . . . .  16
   3.5  Corporate Records . . . . . . . . . . . . . . . . .  16
  3.6  Consents  . . . . . . . . . . . . . . . . . . . . .  16
 3.7  No Default  . . . . . . . . . . . . . . . . . . . .  17
3.8  Possession of Franchises, Licenses, Etc . . . . . .  17
3.9  Financial Statements  . . . . . . . . . . . . . . .  17
3.10 Liabilities . . . . . . . . . . . . . . . . . . . .  17
3.11 Title to Properties . . . . . . . . . . . . . . . .  18
3.12 Bank Accounts and Safety Deposit Boxes  . . . . . .  18
3.13 Receivables . . . . . . . . . . . . . . . . . . . .  18
3.14 Inventories . . . . . . . . . . . . . . . . . . . .  19
3.15 Returns and Consignments  . . . . . . . . . . . . .  20
3.16 Personal Property . . . . . . . . . . . . . . . . .  20
3.17 Real Property . . . . . . . . . . . . . . . . . . .  21
3.18 Authority to Conduct Business and Intellectual
             Property Rights  . . . . . . . . . . . . . . . .  24
    3.19 Material Contracts  . . . . . . . . . . . . . . . .  24
   3.20 Insurance . . . . . . . . . . . . . . . . . . . . .  25
  3.21 Customers and Suppliers . . . . . . . . . . . . . .  26
 3.22 Contingencies . . . . . . . . . . . . . . . . . . .  26
3.23 Taxes . . . . . . . . . . . . . . . . . . . . . . .  27
3.24 Parachute Payments  . . . . . . . . . . . . . . . .  28
3.25 Employment and Labor Matters  . . . . . . . . . . .  28
3.26 Employee Benefit Matters  . . . . . . . . . . . . .  29
3.27 Environmental Matters . . . . . . . . . . . . . . .  32
3.28 Absence of Certain Business Practices . . . . . . .  33
3.29 Government Reports  . . . . . . . . . . . . . . . .  33
3.30 Agreements and Transactions with Related Parties  .  34
3.31 Absence of Changes  . . . . . . . . . . . . . . . .  34
3.32 Adequacy of Purchaser's Disclosures . . . . . . . .  37
3.33 Full Disclosure . . . . . . . . . . . . . . . . . .  38

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . .  38

     4.1  Organization  . . . . . . . . . . . . . . . . . . .  39
    4.2  Authorization; No Inconsistent Agreements . . . . .  39
   4.3  Full Disclosure . . . . . . . . . . . . . . . . . .  39

5.   CONDUCT OF BUSINESS OF COMPANY PENDING CLOSING . . . . .  39

     5.1  Business in the Ordinary Course . . . . . . . . . .  39
    5.2  No Material Changes . . . . . . . . . . . . . . . .  40
   5.3  Compensation  . . . . . . . . . . . . . . . . . . .  41
  5.4  Employee Benefit Plans  . . . . . . . . . . . . . .  41
 5.5  Notice of Change  . . . . . . . . . . . . . . . . .  42

6.   CONDITIONS TO OBLIGATIONS OF PURCHASER . . . . . . . . .  42

     6.1  Proceedings and Documents Satisfactory  . . . . . .  42
    6.2  Representations and Warranties  . . . . . . . . . .  42
   6.3  Compliance with Agreements and Conditions . . . . .  42
  6.4  Certificate of Shareholders . . . . . . . . . . . .  42
 6.5  Certificate of Incorporation and Bylaws . . . . . .  43
6.6  Opinion of Counsel  . . . . . . . . . . . . . . . .  43
6.7  Government Consents . . . . . . . . . . . . . . . .  43
6.8  Other Consents  . . . . . . . . . . . . . . . . . .  43

                               ii

     6.9  Termination of Certain Contracts  . . . . . . . . .  43
    6.10 Miscellaneous . . . . . . . . . . . . . . . . . . .  44
   6.11  Financing  . . . . . . . . . . . . . . . . . . . .  44
  6.12 Registration Statement  . . . . . . . . . . . . . .  44

7.   CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS  . . . . . . .  44

     7.1  Representations and Warranties  . . . . . . . . . .  44
    7.2  Resolutions . . . . . . . . . . . . . . . . . . . .  44
   7.3  Payment of Purchase Price . . . . . . . . . . . . .  44

8.   INDEMNITIES  . . . . . . . . . . . . . . . . . . . . . .  44

     8.1  Indemnification of Purchaser  . . . . . . . . . . .  44
    8.2  Payment . . . . . . . . . . . . . . . . . . . . . .  46
   8.3  Defense of Claims . . . . . . . . . . . . . . . . .  46
  8.4  Computation of Indemnified Losses . . . . . . . . .  47
 8.5  Action by Company . . . . . . . . . . . . . . . . .  48
8.6  No Liability or Contribution by Companies . . . . .  48

9.   SURVIVAL OF REPRESENTATIONS AND OTHER PROVISIONS . . . .  48

     9.1  Survival  . . . . . . . . . . . . . . . . . . . . .  48

10.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . .  49

     10.1 Termination for Certain Causes  . . . . . . . . . .  49

11.  POWER-OF-ATTORNEY  . . . . . . . . . . . . . . . . . . .  49

     11.1 Appointment of Agent  . . . . . . . . . . . . . . .  49
    11.2 Liability of Agent  . . . . . . . . . . . . . . . .  50
   11.3 Succession  . . . . . . . . . . . . . . . . . . . .  50
  11.4 Irrevocable; Binding on Successors, Etc . . . . . .  50

12.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .  50

     12.1 Notices . . . . . . . . . . . . . . . . . . . . . .  51
    12.2 Counterparts  . . . . . . . . . . . . . . . . . . .  52
   12.3 Entire Agreement  . . . . . . . . . . . . . . . . .  52
  12.4 Governing Law . . . . . . . . . . . . . . . . . . .  53
 12.5 Successors and Assigns  . . . . . . . . . . . . . .  53
12.6 Partial Invalidity and Severability . . . . . . . .  53
12.7 Waiver  . . . . . . . . . . . . . . . . . . . . . .  53
12.8 Headings  . . . . . . . . . . . . . . . . . . . . .  54
12.9 Number and Gender . . . . . . . . . . . . . . . . .  54
12.10 Time of Performance  . . . . . . . . . . . . . . .  54
12.11 Definition of Knowledge  . . . . . . . . . . . . .  54

13.  INDEX TO DEFINITIONS . . . . . . . . . . . . . . . . . .  54

                      ACQUISITION AGREEMENT


     THIS AGREEMENT is made this 3rd day of December, 1993, by and among Interface, Inc., a Georgia corporation ("Purchaser"), and Robert S. Weiner, Randall J. Hatch, Nancy O'Donnell, John O'Donnell, Jacqueline A. Colando, Traccton Corp. ("Traccton"), Prince Street Holding Company (collectively the "PST Share-holders") and Steven C. Andrade, and Robert D. Williams (collectively with the PST Shareholders, the "PST/PSHC Shareholders");


                       W I T N E S S E T H:
                       - - - - - - - - - -

     WHEREAS, the total authorized share capital of Prince Street Technologies, Ltd., a Georgia corporation ("PST"), consists of 10,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock, both with a par value of $.01 per share, of which 500 and 191 shares of Class A common stock and Class B common stock, respectively, are presently issued and outstanding (collectively the "PST Shares", and together with the Additional PST Shares, as hereinafter defined, the "Shares"); and

     WHEREAS, the PST Shareholders are the record and beneficial owners of all the PST Shares; and

     WHEREAS, the total authorized share capital of Prince Street Holding Company, a Georgia corporation ("PSHC", and together with PST, individually a "Company" and collectively the "Companies," which terms shall include PST as the surviving corporation in the mergers provided for herein), consists of 10,000,000 shares of common stock, with a par value of $.01 per share, of which 1,692,749 shares are presently issued and outstanding (collectively the "PSHC Shares"), 10,000,000 shares of Class B common stock, with a par value of $.01 per share, of which no shares are presently issued and outstanding, and 1,000,000 shares of preferred stock, with a par value of $.01 per share, of which no shares are presently issued and outstanding; and

     WHEREAS, the  PST/PSHC  Shareholders, other  than  PSHC  and
Traccton, are the record and beneficial owners of all of the PSHC
Shares   (the  PST/PSHC  Shareholders   other  than   PSHC  being
hereinafter referred to as the "Shareholders"); and

     WHEREAS, PST and Purchaser are parties to that certain Stock Subscription Warrant No. W-1 dated July 20, 1990, whereby, as of the date hereof, Purchaser is entitled to subscribe to and purchase from PST so much of the Class A common stock and Class B common stock of PST that after the exercise of such warrant would entitle Purchaser to own 30% of the outstanding common stock of PST on a fully diluted basis (the "Warrant"); and

     WHEREAS, the Shareholders have provided Purchaser with a copy of a letter of intent dated October 13, 1993, from Mohawk Industries, Inc. (the "Mohawk Letter") providing for a total valuation of the Companies of $15,000,000 on a fully-diluted basis, subject to adjustment (the "Total Company Amount"); and

     WHEREAS, the PST/PSHC Shareholders' collective portion of the Total Company Amount on a fully-diluted basis is 70% of the Total Company Amount, or $10,500,000 in the absence of any adjustments; and

     WHEREAS, in reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements herein contained, Purchaser desires to acquire the PST/PSHC
Shareholders' interests in PST and PSHC from the PST/PSHC Shareholders, and the PST/PSHC Shareholders desire to dispose of such interests on a tax free basis, subject and pursuant to this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  MERGER.

     1.1 AGREEMENTS TO CAUSE MERGERS. (a) On or before the Closing Date (as defined in Paragraph 1.3 below), and prior to the Closing (as defined in Paragraph 1.3 below), the PST/PSHC Shareholders shall take such actions as shall be necessary to cause PSHC to be merged with and into PST (hereinafter referred to as the "PST/PSHC Merger.") PST shall be the surviving corporation in the PST/PSHC Merger, and the PST/PSHC Merger shall be consummated in accordance with an Agreement and Plan of Merger in the form attached hereto as Exhibit A (the "PST/PSHC Merger Agreement"). The PST/PSHC Shareholders shall cause PST and PSHC to execute and deliver the PST/PSHC Merger Agreement, with the approval of their respective Boards of Directors and shareholders, on or before the Closing Date and prior to the consummation of the PST/PSHC Merger. The PST/PSHC Merger Agreement shall require the filing of Articles of Merger or Certificate of Merger with the Secretary of State of Georgia and the effectiveness of the PST/PSHC Merger at the time of such filing. The PST/PSHC Shareholders shall cause such filing and effectiveness (the "PST/PSHC Closing") to be accomplished prior to the Effective Time of the Merger (as defined in subparagraph 1.1(b) below). The PST/PSHC Merger Agreement shall provide that upon consummation of the PST/PSHC Merger, by virtue of the PST/PSHC Merger and without any action on the part of any record holder of PST or PSHC:

          (i) all of the PST Shares held by PSHC shall be cancelled and retired and shall cease to exist

                                 -2-

               and no shares of PST or other consideration shall be delivered in respect thereof;

         (ii) all of the PST Shares held by shareholders of PST other than PSHC issued and outstanding immediately prior to the PST/PSHC Closing shall continue unchanged and shall continue to evidence the same number of shares of common stock  of  PST  as  the  surviving corporation in
            the PST/PSHC Merger; and

       (iii) all of the  PSHC  Shares  issued  and   outstanding
           immediately  prior  to  the  PST/PSHC  Closing
    shall be  converted in the aggregate into 500
             shares  of Class B common stock of PST (the
             "Additional   PST  Shares").    In  exchange  for
         each such PSHC Share, each of the shareholders of PSHC shall be entitled to receive a portion of the Additional PST Shares in accordance with Attachment A to the form of PST/PSHC
Merger Agreement attached to this Agreement as Exhibit A.

     (b) At the Closing, upon the terms, conditions, representations, warranties, covenants and agreements contained herein, Purchaser and the Shareholders shall take such actions as shall be necessary to cause PST Acquisition Corp., a Georgia corporation ("Sub"), which is, or will be, a wholly-owned subsidiary of Purchaser to be merged with and into PST, as the surviving corporation in the PST/PSHC Merger. PST shall be the surviving corporation in such merger (hereinafter referred to as the "Merger"), and the Merger shall be consummated in accordance with an Agreement and Plan of Merger in the form attached hereto as Exhibit B, which shall be completed in accordance with this Agreement and executed and delivered at Closing (the "Merger Agreement"), and which shall require the filing of Articles of Merger or Certificate of Merger with the Secretary of State of Georgia and the effectiveness of the Merger at the time of such filing on the Closing Date (the "Effective Time of the Merger").

     1.2   CONVERSION OF SHARES IN  MERGER OF PST AND SUB.   Upon
the consummation of the Merger at Closing, by virtue of the Merger and without any action on the part of any record holder of PST or Sub:

     (a) each share of the common stock of Sub issued and outstanding immediately prior to the Closing shall be converted into the right to receive continue unchanged and shall continue to evidence the same number of shares of the Class B common stock of PST as the surviving corporation in the Merger (the "Surviving Corporation"); and

                            -3-
     (b) all of the PST Shares and the Additional PST Shares (collectively the "Converted Shares") shall in the aggregate be converted into the right to receive Ten Million Five Hundred Thousand and No/100 Dollars ($10,500,000) in the aggregate (the "Merger Consideration"), subject to adjustment as provided in Paragraph 1.4 below, and payable as provided in Paragraph 1.3 below. In exchange for each Converted Share, former shareholders of PST (including former shareholders of PSHC becoming shareholders of PST in the PST/PSHC Merger) shall be entitled to receive a portion of the aggregate Merger Consideration in accordance with Exhibit C, attached to this Agreement.

     1.3 PAYMENT OF MERGER CONSIDERATION. Subject to the following provisions of this Paragraph 1.3, the Merger Consideration shall be payable in shares of Class A Common Stock of Purchaser ("Purchaser Shares"). For purposes of paying Merger Consideration in Purchaser Shares, each Purchaser Share shall be valued at the average of closing sale prices for Purchaser Shares as reported on the NASDAQ National Market System for the 60 trading days immediately preceding the Closing Date (the "Closing Date Price"). Notwithstanding the foregoing, (a) Purchaser shall have the option to pay up to 20% of the aggregate Merger Consideration in cash, with the balance payable in Purchaser Shares, such option to be exercised by notice to the Shareholders given not later than 5 days prior to Closing and specifying the percentage of the Merger Consideration that Purchaser will pay in cash, and (b) if the Closing Date Price is less than $12.00 per share, Purchaser shall be entitled to pay the entire Merger Consideration at Closing in cash. If the Merger Consideration is paid by a combination of cash and Purchaser Shares as set forth in clause (a) of the preceding sentence, each Converted Share shall be converted upon consummation of the Merger into the right to receive cash and Purchaser Shares in the same ratio as each of the other Converted Shares, provided, however, that any fractional shares that would otherwise be issuable based upon the ratable portion of the Merger Consideration to be paid in
Purchaser Shares,  may be  paid in  cash in  lieu of  issuing any fractional shares of Purchaser. At or before Closing, the PST/PSHC Shareholders shall cause PST, as the surviving corporation in the PST/PSHC Merger, and Purchaser shall cause Sub, to enter into, with the approval of their respective Boards of Directors, the Merger Agreement in substantially the form of Exhibit B hereto, duly completed in a manner consistent with this Agreement and providing for conversion of the Converted Shares into the right to receive Purchaser Shares, to receive a combination of Purchaser Shares and cash, or to receive cash, as designated by Purchaser consistent with this Paragraph 1.3, the Shareholders and Purchaser shall duly approve the Merger in their respective capacities as shareholders of the parties to the Merger Agreement, and the Shareholders and Purchaser shall cause the Merger to become effective on the Closing Date by the filing of Articles of Merger or a Certificate of Merger with the Secretary of State of Georgia.

     1.4 ADJUSTMENT TO MERGER CONSIDERATION. If PST's Adjusted EBIT for the fiscal year ended October 3, 1993 ("1993 EBIT") is less than $2,060,371, the Merger Consideration shall be subject to adjustment by reducing the Merger Consideration by the amount, if any, of the Shareholder EBIT Shortfall Adjustment Amount. As used herein, "Shareholder EBIT Shortfall Adjustment Amount" shall mean an amount equal to 70% of the result of (i) 6.8, multiplied by (ii) $2,060,371 minus 1993 EBIT. As used herein, "Adjusted EBIT", shall mean PST's earnings before interest and taxes ("EBIT"), calculated in accordance with generally accepted accounting principles consistently applied, with the adjustments to EBIT set forth on Exhibit 1.4. If the total Merger Consideration shall be reduced in accordance with the foregoing, the allocable portion of the Merger Consideration into which each Shareholder's Converted Shares are convertible, as set forth on Exhibit C, shall be correspondingly reduced by such Shareholder's ratable portion of the Shareholder EBIT Shortfall Adjustment
Amount, determined on the basis of the amount of Merger Consideration such Shareholder would receive in the absence of an adjustment, as compared to the total Merger Consideration in the absence of an adjustment, as set forth on Exhibit C.

     1.5 DETERMINATION OF SHAREHOLDER EBIT SHORTFALL ADJUSTMENT AMOUNT. The Shareholder EBIT Shortfall Adjustment Amount, if any, shall be determined as follows. Not later than December 17, 1993 (provided Purchaser timely responds to any loan confirmation request delivered to it pursuant to PST's year-end audit), the Shareholders shall cause PST to provide to Purchaser PST's audited financial statements for the fiscal year ended October 3, 1993 and prepared in accordance with generally accepted accounting  principles  consistently  applied, together  with  an unqualified audit opinion thereon of Deloitte & Touche in standard form, and together with schedules certified by PST showing PST's computation of 1993 EBIT. Upon receipt thereof, Purchaser and the Shareholders shall each be entitled to review all work papers and documents of the Shareholders, PST, PSHC, and, as soon as practicable, Deloitte & Touche relating to the preparation of such audited financials and computation of 1993 EBIT. Unless within 7 business days after receipt of the financial statements, schedules and other documents referred to above including but not limited to work papers prepared by or for Deloitte & Touche, Purchaser (i) gives notice, with reasonable specificity, that it disputes PST's computation of 1993 EBIT and proposes a greater adjustment to the amount of Merger Consideration than any shown on PST computations, or (ii) gives notice that Purchaser has not received the schedules, work papers and documents required to be provided, or other information that Purchaser has reasonably requested be provided, such PST computations shall be binding on all parties. In the event Purchaser gives notice in accordance with (ii) above, the time periods in Paragraph 1.6 below shall be tolled and suspended until such information is provided to Purchaser in which case Purchaser shall have an additional 5 business days from the delivery of all requested information, to provide the notice in
(i) above.

     1.6 RESOLUTION OF MERGER CONSIDERATION DISPUTE. If Purchaser gives notice to the Shareholders that it disputes PST's computation of 1993 EBIT as provided in Paragraph 1.4 and proposes an adjustment to the amount of the Merger Consideration, Purchaser and the Agent shall cooperate in good faith with the purpose of reaching agreement in writing on Purchaser's proposed adjustment. If they cannot agree on or before the fifteenth
(15th) business day after the Purchaser gives notice of its proposed adjustment to the Merger Consideration, then either Purchaser or the Agent may give written notice to the other that it proposes to arbitrate Purchaser's proposed adjustment, and either party may then submit the disputed adjustments to arbitration by the Atlanta office of KPMG Peat Marwick, or, if such firm is unable or unwilling to serve, such other firm of nationally recognized certified public accountants as shall be independent of and reasonably satisfactory to Purchaser and the Agent (the "Independent Accountant"). All work papers and related records of Deloitte & Touche, PST and PSHC shall be made available to the Independent Accountant. The Independent Accountant shall determine whether any of Purchaser's proposed adjustments are required under the principles applicable to computation of the amount of the Merger Consideration as provided herein and issue its report within forty-five (45) business days after either party notifies the other that it proposes to arbitrate. The determination of the Independent Accountant will be final and binding upon the parties. The Shareholders and Purchaser shall each pay one-half of the reasonable fees of the Independent Accountant in serving as arbitrator hereunder.

     1.7 CLOSING. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the principal offices of Kilpatrick & Cody in Atlanta, Georgia, or such other place in Atlanta, Georgia, as is selected by Purchaser, at 10:00 a.m. local time on the second business day after the date on which (i) all conditions to closing contained in Sections 6 and 7 have been satisfied, and (ii) any dispute between the parties regarding any proposed adjustment to the Merger Consideration as provided in Paragraph 1.4 shall have been resolved, but in no event later than the date which is 120 days after the Registration Statement has been filed, and by such date all such conditions shall be satisfied (the "Closing Date"); provided, however, the parties hereto agree to use their best reasonable efforts to have the Closing on or before January 31, 1994; provided further, however, that if notwithstanding the reasonable efforts of the parties to have the Registration Statement become effective within the period provided above, the Registration Statement has not become effective within 120 days after its filing, but all other conditions to Purchaser's obligation are satisfied, Purchaser shall be required to proceed with Closing on the date which is 120 days after the Registration Statement is filed and pay all of the Merger Consideration at Closing in cash.

     1.8  TRANSACTIONS AND DOCUMENTS AT CLOSING.

     (a) At the Closing, each PST/PSHC Shareholder shall deliver to Purchaser certificates representing all PST Shares, Additional PST Shares, and PSHC Shares held (or held prior to the PST/PSHC Merger) by such party, duly endorsed for transfer, with all required stock transfer stamps, if any, affixed, and upon such delivery of such certificates by all PST/PSHC Shareholders, the parties shall cause the Effective Time of the Merger to occur, and Purchaser shall cause the Surviving Corporation to pay to the Shareholders the Merger Consideration, (1) by wire transfer of immediately available funds, to an Atlanta, Georgia, account to be designated by the Agent in writing, of any portion of the Merger Consideration payable in cash, and (2) delivery of certificates representing all Purchaser Shares issuable in satisfaction of all or a portion of the Merger Consideration, in either case in accordance with Paragraphs 1.3, 2.11, 2.13 and the other provisions of this Agreement. Purchaser Shares into which Converted Shares shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time of the
Merger. All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except for any of the same as to which the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing).

     (b) From time to time and at any time, at Purchaser's request, whether on or after the Closing Date, and without further consideration, the PST/PSHC Shareholders or their Agent shall, at the expense of the PST/PSHC Shareholders, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further reasonable actions as may be necessary or convenient, in the opinion of Purchaser, to transfer and convey to the Surviving Corporation all of their right, title and interest in and to the Shares, free and clear of any and all liens, claims, charges and encumbrances, or as may otherwise be necessary or convenient to carry out the intent of this Agreement.

     1.9 Default by One Shareholder. If any PST/PSHC Shareholder fails or refuses to deliver to Purchaser or the Surviving Corporation, at the Closing as provided in Paragraph
1.7 hereof, any of the Shares to be converted or cancelled by such party hereunder, then such failure or refusal shall not relieve the other PST/PSHC Shareholders of any obligation under this Agreement, and Purchaser, at its option and without prejudice to its rights against such defaulting party, may either proceed with the Merger, or refuse to proceed and thereby terminate all of its obligations hereunder, without any liability to any of the PST/PSHC Shareholders as a result of such termination.

2.  ADDITIONAL AGREEMENTS.

     2.1 PURCHASER'S ACCESS AND INSPECTION. The PST/PSHC Shareholders shall provide Purchaser and its authorized representatives full access during normal business hours from and after the date hereof until the Closing to all of the Companies' assets, properties, contracts, commitments, books and records for the purpose of making such investigation as Purchaser may desire, including, without limitation, having surveys made of the Companies' Real Property (as defined in Paragraph 3.17(a) below), and the Shareholders shall furnish Purchaser such information concerning the Companies' affairs as Purchaser may request. The PST/PSHC Shareholders shall cause the personnel of each Company to assist Purchaser in making such investigation and shall cause the counsel, accountants, engineers, consultants and other non-employee representatives of each Company to be reasonably available to Purchaser for such purposes. Purchaser agrees that it will not require access to or assistance from any personnel of the Companies or any of their counsel, accountants, engineers, consultants and other non-employee representatives other than as reasonably necessary and customary in performing due diligence in connection with a business combination. No investigation made heretofore or hereafter by Purchaser shall limit or affect the representations or warranties of the Shareholders hereunder, each of which shall survive any such investigation.

     2.2 CONFIDENTIALITY. If the transactions contemplated herein are not consummated, then Purchaser shall return to the Shareholders all documents and other written information furnished by the Shareholders or any Company to Purchaser pursuant to this Agreement, and Purchaser shall not reveal to any third party any of the Companies' trade secrets or confidential business information learned as a result of disclosures made pursuant to this Agreement, provided that the obligations of Purchaser hereunder shall not apply to:

          (a) any information which was known to Purchaser prior to its disclosure by the Shareholders or a Company;

          (b) any information which was in the public domain (it being agreed that information disclosed by Companies to Mohawk Industries, Inc., subject to a confidentiality agreement is not, merely because of such disclosure, in the public domain) prior to the disclosure thereof by the Shareholders or a Company to Purchaser;

          (c) any information which comes into the public domain through no fault of Purchaser; or

          (d)   any information  which is disclosed to  Purchaser
    by a third  party   (which  term   shall  not  include   the
     counsel, accountants, employees and other non-employee representatives of a Company or the Shareholders) having a legal right to make such disclosure.

     Nothing herein relieves any party hereto of any duties pursuant to any other agreement.

     2.3 COOPERATION. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all parties shall use their best efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. Without the prior written consent of the other parties, no party hereto shall take any intentional action that would cause the conditions precedent to the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by such party herein not to be true, correct and complete as of the Closing.

     2.4 EXPENSES. Except as noted below, the expenses incurred by Purchaser in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants for Purchaser, shall be paid by Purchaser. PST may pay up to $500,000 of valid and verifiable bona fide expenses (including brokerage commissions, if any to Bollinger, Wells, Lett & Co., Inc., but not any such brokerage commissions based on any consideration to the PST/PSHC Shareholders in excess of $12,000,000) associated with the negotiation and closing of this Agreement, whether incurred by the Shareholders or either Company. Such $500,000 of expenses may also include attorney fees and accounting fees associated with negotiation of the Mohawk Letter. All other expenses incurred by the Shareholders or the Companies in connection with the negotiation, authorization, preparation, execution and performance of this Agreement or the negotiation of the Mohawk Letter shall be paid by the Shareholders. Notwithstanding any of the foregoing to the contrary, Purchaser and Shareholders shall each pay fifty percent (50%) of all costs and out-of-pocket expenses (including, but not limited to, fees and expenses of Purchaser's attorneys, accountants and other professionals, and filing fees paid to the Commission or otherwise), incurred by Purchaser with respect to the preparation and filing of the Registration Statement and any other costs and expenses related to the registration of the Purchaser Shares pursuant to Paragraph 2.11.

     2.5 BROKERS. Each party hereto represents and warrants that, with the exception of Bollinger, Wells, Lett & Co., Inc., which has acted for the Shareholders and PST, no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein. Each party shall indemnify the other parties and hold them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party; provided that the Shareholders shall indemnify Purchaser, Sub, PST, PSHC and the Surviving Corporation and hold them harmless for any such commissions or compensation to Bollinger, Wells, Lett & Co., Inc. in excess of that permitted to be paid pursuant to Paragraph 2.4.

     2.6  COVENANT AGAINST COMPETITION.

           (a) In order to induce Purchaser to enter into this Agreement and acquire the Shares as provided herein, and in partial consideration thereof, Robert S. Weiner ("Weiner") agrees that, for a period beginning on the Closing Date and ending on the fourth (4th) anniversary date thereof, he will not, without the prior written consent of Purchaser, for his own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

                    (i)  engage  in,  consult  with, or  own,
          control, manage  or otherwise  participate  in
     the  ownership,  control  or  management  of a
business engaged in the  manufacture, purchase                for
resale,  sale, or distribution  within any                part of
the Company Territory (as  defined in                subparagraph
(c)  below) of  broadloom  carpet                (including
without limitation tufted carpet in                any roll
width, including but not limited to 6                foot
widths)  or  carpet  tile  ("Products"),                except as
an employee  and on behalf  of PST,                Purchaser,
Sub or any  affiliated entities of                Purchaser,  and
except  that  this  provision                shall  not prohibit
Weiner from  engaging in,                consulting   with,  or
owning,  controlling,                managing  or  otherwise
participating  in the                ownership,   control   or
management   of  a                Residential   Manufacturer
(as  defined   in                subparagraph (c) below); or

                    (ii)  solicit,  call upon, or attempt  to
          solicit  the  patronage  of   any  individual,
     partnership, corporation or other legal entity
having an office  or place of business  within                the
Company Territory and to whom PST sold any
Products   during   the   12    month   period
               immediately preceding  the Closing  Date,  for
          the purpose of  obtaining the patronage of any
     such  individual, partnership,  corporation or
other legal  entity for  the purchase  of  any
Products from anyone other than PST, except as                an
employee and on  behalf of PST,  Purchaser,                Sub or
any affiliated entities  of Purchaser;                or

                    (iii)   solicit  or  induce,  or  in  any
          manner  attempt  to  solicit  or  induce,  any
     person  employed  by  either Company  to leave
such   employment,   whether   or   not   such
employment is pursuant to a written contract with either Company or otherwise.

           (b) Each Shareholder agrees that he will not, without the prior written consent of Purchaser, for his own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise, use or authorize any other person to use the name "Prince Street" or "Prince Street Technologies", or any name similar thereto, in connection with the manufacture, assembly, purchase for resale, sale, or distribution of any Products.

           (c) For the purposes of this Paragraph 2.6, the term "Company Territory" means the continental United States and
Canada, which is the territory within which PST has offices and conducts its business and within which PST's customers and accounts are located and PST solicits substantially all of its patronage. For the purposes of this Paragraph 2.6, the term "Residential Manufacturer" shall mean an individual, partnership, corporation or other legal entity which manufactures, sells or distributes broadloom carpet solely and exclusively for use in the residential end user market (the "Residential Market") and which neither manufactures, sells or distributes any Products for use in any market other than the Residential Market, nor controls, is controlled by, or is under common control with, any individual, partnership, corporation or other legal entity which manufactures, sells or distributes any Products for use in any market other than the Residential Market.

           (d)   Notwithstanding anything herein to  the contrary
(i) it shall not be a breach of the covenants contained in Paragraph 2.6(a) for any Shareholder to own not more than two percent (2%) of the capital stock of any corporation whose shares are publicly traded, and (ii) the covenants described in this

Paragraph 2.6 shall apply only if the transactions contemplated by this Agreement are consummated at the Closing.

           (e) If .58 of the aggregate Merger Consideration, after any adjustment as provided in Paragraph 1.4, is less than $5 million, then Purchaser may, at its option, elect to enter into an employment agreement with Weiner, which guarantees a minimum annual compensation of $150,000 for a four year period commencing the Closing Date and provides for Weiner to perform such duties as are defined by PST's Board of Directors and Weiner agrees to enter into such employment as a condition to the Closing. Purchaser agrees to negotiate in good faith in order to cause Weiner to be paid a salary pursuant to such employment agreement that is commensurate with the duties he provides to PST and generally comparable to similarly situated executives of Purchaser. If Purchaser elects to enter into such employment agreement, the provisions of this Section 2.6 shall cease to apply at such time as the employment agreement is terminated by PST without cause and not before. The provisions of this Section
2.6 shall not apply if Purchaser elects not to enter into such employment agreement with Weiner.

     2.7 TERMINATION OF CERTAIN CONTRACTS. If the transactions contemplated herein are consummated at the Closing, then the Companies shall terminate on or prior to Closing, without further liability of the Companies to any Shareholder or to any other party (except to the extent such liability was accrued prior to or relates to a period prior to such termination), all contracts presently in force between the Companies and any Shareholder or any relative or affiliate of any Shareholder.

     2.8 Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual agreement of the parties hereto; provided, however, that Purchaser is a publicly held company and may make such announcements and disclosures as may be necessary or convenient to comply with the rules and regulations of the National Association of Securities Dealers, Inc. and any and all applicable federal and state securities laws; provided, further, with respect to any public announcement of the subject matter hereof, Purchaser agrees to use its best efforts consistent with such rules, regulations and laws to discuss the contents of such announcement with the Agent to obtain his comments prior to making such announcement.

     2.9   OTHER  PROCEEDINGS  AT  CLOSING.     At  the  Closing,
Purchaser shall cancel the Warrant without exercise.

     2.10 HART-SCOTT-RODINO FILING. Within 15 days after the execution and delivery of this Agreement, each party that is required to file a notification report under the rules and regulations promulgated under the Hart-Scott-Rodino Antitrust

Improvements Act shall file such notification report in all places and with all parties as so required thereunder.

     2.11  REGISTRATION STATEMENT.

           (a)    As  promptly   as  practicable  following   the
    execution and delivery  of this  Agreement, Purchaser  shall file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration
 Statement") on Form S-4 for the purpose of registering under the  Securities Act  of  1933, as  amended  (the "Securities
Act") the issuance of Purchaser Shares pursuant to the Merger. Purchaser and the PST/PSHC Shareholders shall, and the  PST/PSHC Shareholders shall cause  PST to, (i)  use all
reasonable  efforts  to  have  the   Registration  Statement
declared effective under the Securities Act at the earliest practicable time; and (ii) prepare and file any other filings required under the Securities Act, the Securities Exchange Act of 1934, as amended, or any other federal or state securities or blue sky laws relating to the Merger and the other transactions contemplated hereby at the earliest practicable time.

           (b) The information to be provided by PST, PSHC, and the Shareholders for use in the Registration Statement
   shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated
 therein or necessary in order to make the statements therein, in light of the circumstances, not misleading at the time the Registration Statement or other documents are filed with the Commission, and at the time the Registration Statement is declared effective by the Commission.

     2.12 AFFILIATES OF PST AND PSHC. Prior to the time the Registration Statement is declared effective by the Commission, PST, PSHC and the Shareholders shall deliver to Purchaser a letter identifying all persons whom they believe are "affiliates" of PST or PSHC as that term is used in Rule 145 under the Securities Act (the "Affiliates").

     2.13  RESTRICTION ON PURCHASER SHARES.

           (a) Each Shareholder agrees that, on any single day during the period commencing on the Closing Date and continuing through the third anniversary date thereof (the
"Restriction Period"), the Shareholder shall not sell or otherwise dispose of any Purchaser Shares in excess of the Day's Maximum Sale Number in effect for that particular day. As used herein, "Day's Maximum Sale Number" shall mean a number of

Purchaser Shares that changes daily and is determined separately for each day in the Restriction Period on which any Shareholder proposes to sell or dispose of Purchaser Shares as the number equal to (i) 100,000 shares (the "Base Monthly Number"), minus
(ii) the aggregate number of Purchaser Shares sold or disposed of by all of the Shareholders during the 30 calendar day period ending on the day before the day for which the Day's Maximum Sale Number is being computed; provided, however, that in computing the Day's Maximum Sale Number for any day during the period commencing with the Closing Date and continuing through the 30th calendar day after the Closing Date, the Base Monthly Number shall be deemed to be 250,000 shares, instead of 100,000 shares. The Day's Maximum Sale Number for any day during the Restriction Period shall constitute a maximum limit on the aggregate sales of Purchaser Shares by all of the Shareholders on that day. If more than one Shareholder proposes to sell or dispose of Purchaser Shares on the same day during the Restriction Period, Purchaser shall be entitled to accept aggregate requests for transfers up to the Day's Maximum Sale Number for that day on a "first come - first served" basis or any other reasonable basis. The foregoing restriction shall apply whether or not Rule 145 under the Securities Act or any other restriction on transfer applies to such Shareholder or any other Shareholder, whether or not such Shareholder or any other Shareholders are "affiliates" of Purchaser as defined in Rule 144 under the Securities Act, and notwithstanding that the Purchaser Shares may not be restricted securities within the meaning of Rule 144. Anything in this Agreement to the contrary notwithstanding, it is acknowledged and agreed that this Paragraph 2.13 shall not be interpreted or construed as being in lieu of any volume limitations or other restrictions provided in Rule 145 or any successor provision thereto; and each Shareholder acknowledges and understands that Rule 145, as the same may now be in effect or hereafter amended, may impose on such Shareholder and the Purchaser Shares additional or different volume limitations on sales of Purchaser Shares. Each Shareholder agrees to comply with any applicable restrictions of Rule 145, and further agrees that he, she or it will not offer to sell, sell or otherwise dispose of any of the Purchaser Shares issued to such Shareholder except pursuant to an effective registration statement or another exemption from registration requirements of the Securities Act, and in compliance with all applicable requirements of Rule 145.

           (b) With respect to any such sale or disposition any Shareholder shall make in accordance with the preceding subparagraph (a) (and, if applicable, Rule 145), such Shareholder will furnish to Purchaser upon request such information as its counsel may deem necessary to assure that such sale or disposition is made in full compliance with this Agreement and such rule.

           (c) There shall be placed on all certificates representing Purchaser Shares issued to the Shareholders pursuant to this Agreement appropriate restrictive legends referencing the restrictions of this Agreement and of applicable securities laws.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS.

     To induce Purchaser to enter into this Agreement, the transactions contemplated herein, and to issue the Purchaser
Shares, the Shareholders jointly and severally represent, warrant and covenant to Purchaser as follows:

     3.1 DISCLOSURE MEMORANDUM. The Shareholders have heretofore caused the Companies to deliver to Purchaser a memorandum (the "Disclosure Memorandum") containing certain information regarding the Companies, the PST Shares, and the PSHC Shares as indicated at various places in this Agreement; in each case all disclosures in the Disclosure Memorandum relate solely to PST or the PST Shares, except where the Disclosure Memorandum expressly states that a disclosure relates to PSHC or the PSHC Shares. All information set forth in the Disclosure Memorandum is true, correct, complete and set forth in a manner that is not misleading as of the date of this Agreement. Unless otherwise indicated, all capitalized terms used in the Disclosure Memorandum shall have the same meanings as in this Agreement. All documents and other writings furnished to Purchaser pursuant to this Agreement or the Disclosure Memorandum are true, correct and complete as of the date furnished and any and all modifications or amendments of the same have been delivered to Purchaser. At all times prior to and including the Closing Date, the Shareholders shall promptly provide Purchaser with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation, warranty or covenant made in this Agreement, the Disclosure
Memorandum or any other document or writing furnished to Purchaser pursuant to this Agreement.

     3.2 ORGANIZATION AND COMPLIANCE. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with its principal office and place of business at the location specified in Schedule 3.2 of the Disclosure Memorandum. Neither Company has any interest, direct or indirect, and has no commitment to purchase or otherwise acquire any interest, direct or indirect, in any other corporation, partnership, joint venture or other business enterprise, except that PSHC is at the date of this Agreement and will be until consummation of the PST/PSHC Merger a shareholder of PST. Each Company has all requisite corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted and such properties are owned or leased. Each Company has complied in all material respects with all federal, state and local laws, rules, regulations and ordinances with respect to its operations and the conduct of its business. Each Company is duly licensed, qualified or domesticated as a foreign corporation in the jurisdictions listed as to it in Schedule 3.2 of the Disclosure Memorandum, which are all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license, qualification or domestication necessary. Schedule 3.2 of the Disclosure Memorandum lists (a) all locations where each Company owns property, has an office or place of business or maintains any inventory, (b) all names under which each Company has operated during the past five years, if different from its present corporate name, and (c) all former subsidiaries, if any, of each Company existing within a five year period prior to the date hereof.

     3.3   CAPITALIZATION,  OWNERSHIP  OF   SHARES  AND   RELATED
MATTERS.

           (a) PST has an authorized share capital consisting solely of 10,000,000 shares of Class A common stock, par value $.01 per share, and 10,000,000 shares of Class B common stock, par value $.01 per share, of which 500 and 191 shares of Class A and Class B common stock, respectively, are issued and outstanding at the date of this Agreement, and are owned of record and beneficially by the PST Shareholders as set forth in Exhibit C attached hereto. Immediately prior to the Effective Time of the Merger, PST will have issued and outstanding no shares of its Class A common stock and 691 shares of its Class B common stock, as set forth in Exhibit C attached hereto. PSHC has an authorized share capital consisting solely of 10,000,000 shares of Common Stock, par value $.01 per share, of which 1,692,749 shares are issued and outstanding at the date and are owned of record and beneficially by the Shareholders as set forth on Exhibit C attached hereto, 10,000,000 shares of Class B common stock, with a par value of $.01 per share, of which no shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, with a par value of $.01 per share, of which no shares are issued and outstanding as of the date hereof. All the foregoing issued shares of PST and PSHC are duly and validly issued, fully paid and nonassessable and were authorized, offered, issued and sold in accordance with all applicable federal and state securities laws. None of such shares were issued in violation of the preemptive rights of any past or present shareholder of either Company. Prior to the Effective Time of the Merger, the PST/PSHC Merger will have been consummated, and the foregoing issued shares of PSHC shall have been converted to the Additional PST Shares, as provided in Paragraph 1.1. After issuance pursuant to the PST/PSHC Merger, the Additional PST Shares shall have been duly and validly issued, fully paid and nonassessable and authorized, offered, issued and sold in accordance with all applicable federal and state securities laws. None of the Additional PST Shares will be issued in violation of preemptive rights of any past or present shareholder of either Company.

           (b) Except as set forth on Schedule 3.3(b), neither Company has any outstanding securities convertible into its share capital or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its share capital. Neither Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its share capital except pursuant to this Agreement, that certain Shareholders Agreement dated December 30, 1988 with respect to PST and that certain Shareholders Agreement dated September 18, 1987 with respect to PSHC. Neither Company has any liability for dividends declared or accrued, but unpaid, with respect to any of its share capital.

           (c) Each PST/PSHC Shareholder is the sole owner (or joint owner with another Shareholder) of the number of shares of the Companies shown in Exhibit C attached hereto in each case free and clear of any and all claims, liens, charges, encumbrances and restrictions of any kind whatsoever, and has the full right, power and capacity on his own behalf to enter into and perform this Agreement in accordance with its terms. There are no outstanding contracts, demands, commitments, or other agreements or arrangements under which any PST/PSHC Shareholder is or may become obligated to sell, transfer or assign any of the Shares or any of the PSHC Shares, other than the Shareholders Agreement. Each PST/PSHC Shareholder has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     (d) All shares of either Company which have been purchased or redeemed by such Company have been repurchased or redeemed in accordance with all applicable federal, state and local laws, rules, regulations, and ordinances, including, without limitation, all federal and state securities laws. The repurchase or redemption by either Company of its shares has not and will not with the giving of notice or the lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of such Company.

     3.4   NO INCONSISTENT  OBLIGATIONS.  Except as  disclosed in
Schedule 3.4 of the Disclosure Memorandum, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein will result in a violation or breach of, or constitute a default under (a) any term or provision of any material indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, (b) any applicable writ, order, judgment, decree, law, rule, regulation, or ordinance, (c) any applicable ruling or order of any administrative or governmental body, or (d) any other commitment or restriction to which either Company or any Shareholder is a party or by which any of them or any of their respective assets or properties is subject or bound; nor will such actions result in (i) the creation of any claim, lien, charge or encumbrance on any of the Shares or the PSHC Shares or on any of the Companies' assets or properties, or (ii) the acceleration of any obligation of either Company, or (iii) the forfeiture of any material right or privilege of either Company.

     3.5 CORPORATE RECORDS. The share records and minute books of each Company heretofore furnished to Purchaser by the Shareholders reflect fully all issuances, transfers and redemp-tions of its share capital, correctly show the total number of shares issued and outstanding on the date hereof, correctly show all corporate action taken by the directors and shareholders of the Company (including actions taken by consent without a meeting), and contain copies or originals of its articles of incorporation and all amendments thereto, its bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders.

     3.6 CONSENTS. The execution and delivery of this Agreement by the PST/PSHC Shareholders and the consummation of the transactions contemplated by this Agreement (a) do not require the consent, approval or action of, or any filing with or notice to, any person, firm or other entity, or any public, governmental or judicial authority, except as specified in
Schedule 3.6 of the Disclosure Memorandum, (b) do not require the consent or approval of any of the Companies' other shareholders or members of either Company's board of directors pursuant to any business combination, takeover or other similar law, rule, regulation or ordinance, and (c) do not impose any other term, condition or restriction on the Purchaser or the Shares pursuant to any business combination, takeover or other similar statute, rule or regulation.

     3.7 NO DEFAULT. Neither Company is in material default under or in violation of (a) its articles of incorporation or bylaws, or (b) any writ, order, judgment, decree, law, rule, regulation, or ordinance, or (c) any applicable ruling or order of any administrative or governmental body.

     3.8   POSSESSION   OF  FRANCHISES,   LICENSES,  ETC.     The
Companies possesses all material franchises, certificates, licenses, permits and other authorizations from public, governmental, regulatory or judicial authorities, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets, and the Companies are not in violation in any material respect of any thereof.

     3.9 FINANCIAL STATEMENTS. Prior to the date hereof, the PST Shareholders have caused PST to deliver to Purchaser copies of the PST's Balance Sheet as at September 27, 1992, September 29, 1991 and September 30, 1990, and Statements of Income, Retained Earnings and Cash Flows for the fiscal years then ended, together with the report thereon of Deloitte & Touche, indepen-dent certified public accountants. All of such financial state-ments (including any related notes and schedules thereto) (the "Audited Financial Statements") are true and correct and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and present fairly the financial condition of PST as at the respective dates thereof and the results of its operations and its cash flows for the periods then ended. The PST/PSHC Shareholders have also caused PST to deliver to Purchaser copies of PST's unaudited Balance Sheet as at October 3, 1993 (the "PST Unaudited Balance Sheet"), and unaudited Statements of Income, Retained Earnings and Cash Flows for the twelve-month period then ended, and PSHC to deliver to Purchaser a copy of PSHC's unaudited Balance Sheet as at November 30, 1993 (the "PSHC Unaudited Balance Sheet") (such unaudited Statements of Income, Retained Earnings and Cash Flows, together with the PST Unaudited Balance Sheet, and the PSHC Unaudited Balance Sheet, collectively the "Unaudited Financial Statements"). Except as disclosed in
Schedule 3.9 of the Disclosure Memorandum, the Unaudited Financial Statements (including any related notes and schedules thereto) are true and correct, have been prepared from the books and records of PST and PSHC in accordance with generally accepted accounting principles applied on a basis consistent with prior years, and present fairly the financial conditions of PST and PSHC as at the date thereof and the results of PST's operations for the twelve-month period then ended.

     3.10 LIABILITIES. Neither Company has any debt, liability or obligation of any kind, whether accrued, absolute, known or unknown, contingent or otherwise (including, without limitation, (a) liability for any foreign, federal, state or local taxes up to but not including the Closing, (b) product or warranty liability arising from or by virtue of the production, manufac-ture, sale, lease, distribution, delivery or other transfer or disposition of personal property of any type, kind or variety, or
(c) unfunded liabilities with respect to any pension, profit-sharing or employee stock ownership plan, whether operated by either Company or any other entity, covering employees of either Company), except (i) those of PST reflected on the Balance Sheet as at September 27, 1992 referred to in Paragraph 3.9 above (the "Audited Balance Sheet") or reflected on the PST Unaudited
Balance Sheet as at October 3, 1993, or the PSHC Unaudited Balance Sheet as of November 30, 1993, (ii) liabilities incurred by PST in the ordinary course of business since October 3, 1993 (the "Reference Date"), or PSHC since the date of preparation of the PSHC Unaudited Balance Sheet, and (iii) as specifically disclosed in Schedule 3.10 of the Disclosure Memorandum.

     3.11 TITLE TO PROPERTIES. PST owns or leases all assets necessary to conduct its business as conducted during the periods covered by the Audited Financial Statements. PST has good and marketable title to all of its owned properties and assets, real and personal, moveable and immovable, tangible and intangible, including, without limitation, those reflected in the Audited Balance Sheet, free and clear of any and all claims, liens, charges, restrictions and encumbrances of any kind or character except (a) as since sold or otherwise disposed of in the ordinary course of business, (b) as expressly set forth in the Audited Financial Statements as securing specific liabilities (with respect to which no default exists), (c) as disclosed in Schedule
3.11  of the  Disclosure Memorandum,  (d) liens  for real  estate taxes which are not past due, and (e) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of PST and have arisen only in the ordinary course of business. Without limiting or being limited by any specific representation regarding PSHC, except as disclosed on Schedule 3.11 of the Disclosure Memorandum, PSHC does not now, nor has it ever, owned, controlled or managed any assets except its PST Shares, and does not now, nor has it ever, conducted any business operations since its organization except providing certain management services.

     3.12 BANK ACCOUNTS AND SAFETY DEPOSIT BOXES. Schedule 3.12 of the Disclosure Memorandum contains a list of each and every bank in which either Company maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon or have access thereto.

     3.13 RECEIVABLES. If PST has factored substantially all of its accounts receivable which may be factored under customary commercial terms during the preceding two fiscal years, then all notes receivable and accounts receivable shown on the Audited Balance Sheet and all such receivables held by PST on the date hereof were and are valid obligations that arose in the ordinary course of business and to the best knowledge of the Shareholders are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counterclaim. Otherwise, all notes receivable and accounts receivable shown on the Audited Balance Sheet and all such receivables held by PST on the date hereof were and are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counterclaim. In either case, except for amounts reserved against on the Audited Balance Sheet and, with respect to notes and accounts arising after the date of the Audited Balance Sheet and outstanding on the date hereof, except for a percentage thereof equal to the percentage which said reserved amounts on the Audited Balance Sheet constituted of the aggregate of notes and accounts receivable at the date of the Audited Balance Sheet. Schedule 3.13 of the Disclosure Memorandum contains an accurate and complete aging schedule, as of a date no earlier than the Reference Date, of all of PST's receivables (including accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than 30 days.

     3.14 INVENTORIES. The inventories of PST (including all raw materials, component parts, work-in-process and finished goods) shown on the Audited Balance Sheet, and the inventories produced or acquired by PST subsequent to the date thereof, (a) if finished goods, are merchantable and conform in all material respects to customary trade standards for merchantable goods, except to the extent reserves are taken and (b) if not finished goods, are of a quality and quantity suitable and usable for the production or completion of finished goods, for sale in the ordinary course of PST's business as first quality goods, except to the extent reserves are taken. Except as reflected in the Audited Balance Sheet or disclosed in Schedule 3.14 of the Disclosure Memorandum, none of such items of inventory is obsolete or below standard quality, and each such item of inventory reflected on the Audited Balance Sheet is so reflected on the basis of a complete physical count. Each item of inventory reflected on the Audited Balance Sheet, the Unaudited Balance Sheet, and the books and records of PST is valued at the lower of cost or market in accordance with generally accepted accounting principles consistently applied, PST has recognized all loss resulting from the obsolescence, physical deterioration, changes in prices, discontinuation of product lines or any other change resulting in the valuation of any item of inventory below cost. Except as disclosed in Schedule 3.14 of the Disclosure Memorandum, (i) all firm, noncancelable purchase commitments of PST for inventory goods ("Firm Purchase Commitments") have been reflected in the Audited Balance Sheet and the Unaudited Balance Sheet to the extent required in accordance with generally accepted accounting principles, (ii) PST has not entered into any Firm Purchase Commitments in excess of $50,000 since the date of the PST Unaudited Balance Sheet, and (iii) no inventory has been acquired by PST for a specific customer contract. All products manufactured or purchased by either Company for sale to its customers, including all finished goods in its inventories, meet in all material respects the standards of (A) all applicable federal, state and local laws, rules, regulations and ordinances pertaining to the legality of the manufacture and sale of such products, and (B) all representations and warranties made by such Company to its customers. Except as disclosed on Schedule 3.14, none of the goods sold or otherwise distributed by either Company or their respective predecessors prior to the date of Closing shall be, nor has the Company or its predecessors received any notice claiming the same to be, hazardous or unsafe in design, specification, material, content, function or otherwise. Except as disclosed in Schedule 3.14 of the Disclosure Memorandum, neither Company has given nor shall it give any express warranty with respect to any goods or products sold or services performed prior to the Closing Date.

     3.15   RETURNS  AND CONSIGNMENTS.   Except  as set  forth in
Schedule 3.15 of the Disclosure Memorandum, no customer of either Company has any right to return any goods for credit or refund pursuant to any agreement, understanding or practice that the

Company will take back goods which are unsold. Without limiting the generality of the foregoing, neither Company presently has any goods in the possession of its customers on consignment or on a similar basis.

     3.16  PERSONAL PROPERTY.

           (a) Except as set forth in Schedule 3.16(a) of the Disclosure Memorandum, all of the machinery, equipment, vehicles, vessels and all other tangible personal property owned or leased by either Company and used or useable in its business are in good condition and repair, subject to normal wear and tear, suited for the use intended and operated in conformity in all material respects with all applicable laws, rules, regulations and ordinances, including, without limitation, all applicable building and zoning laws, ordinances, and regulations. All leases pursuant to which either Company is lessee or lessor of any personal property are valid and effective as to such Company in accordance with their terms. There is not under any of such leases (i) any default or, to the knowledge of the Shareholders, any claimed default by any Company or event of default or event which with notice or lapse of time, or both, would constitute a default by any Company and in respect of which any Company has not taken adequate steps to prevent a default on its part from occurring, or (ii) to the knowledge of the Shareholders any existing default by any lessee of either Company or any event of default or event which with notice or lapse of time, or both, would constitute a default by any lessee. Except as disclosed on Schedule 3.16(a), neither the Companies nor the Shareholders have any knowledge of any defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

           (b) Except as disclosed in Schedule 3.16(b) of the Disclosure Memorandum, to the knowledge of the Shareholders, all lessors of any machinery, equipment or other tangible personal property leased by either Company have fully and completely performed and satisfied their respective duties and obligations under such leases, and neither Company has any claims, actions or causes of action against any such lessor for failure to fully and completely perform and satisfy its duties and obligations thereunder.

     3.17  REAL PROPERTY.

           (a) PST owns or has the right to occupy and use all real property which is used or useable in its business (the "Real Property"). Schedule 3.17(a) of the Disclosure Memorandum identifies each parcel or tract of the Real Property by location, size and improvements (if any) and describes the nature of PST's interest therein and use thereof.

           (b) Except as disclosed in Schedule 3.17(b), PST has good and marketable fee simple title to all Real Property owned by it, and all buildings, structures and other improvements thereon and all fixtures thereto which are used or useable in its business, including, without limitation, all such property reflected on the Audited Balance Sheet.

           (c) All agreements with respect to leases, ease-ments, rights of way, licenses, usufructs and other non-ownership interests granted to or by either Company in any Real Property (collectively the "Real Property Leases") are valid and in full force and effect in accordance with their terms. The Companies have furnished Purchaser with copies of all written Real Property Leases, all of which are identified on Schedule 3.17(c) of the Disclosure Memorandum, and Schedule 3.17(c) of the Disclosure Memorandum summarizes the terms of all verbal Real Property Leases. All copies of the Real Property Leases furnished to Purchaser are true, correct and complete and have not been modified in any respect. There is not under any Real Property Lease (i) any default or, to the knowledge of the Companies or any of the Shareholders, any claimed default by either Company or event of default or, to the best knowledge of the Shareholders, event which with notice or lapse of time, or both, would constitute a default by such Company and in respect of which such Company has not taken adequate steps to prevent a default on its part from occurring, or (ii) to the knowledge of either Company or any of the Shareholders, any existing default by any other party to the Real Property Lease, or any event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to the Real Property
Lease. The interest of each Company in and under each Real Property Lease is unencumbered and subject to no present claim, contest, dispute, action or, to the best knowledge of the Shareholders, threatened action at law or in equity or otherwise.

           (d) Each Company is lawfully in possession of all Real Property which is the subject of a Real Property Lease and with respect to which such Company is a lessee or has been granted an interest in such Property ("Leased Real Property"); and all conditions precedent to the obligation of such Company to take possession and continue to occupy all Leased Real Property has been fulfilled. Such Company is presently occupying the entirety of each parcel of the Leased Real Property for the purposes set forth in the Real Property Lease with respect thereto.

           (e) All of the Real Property is free from any use or occupancy restrictions, except those disclosed in Schedule 3.17(e) and those imposed by applicable zoning laws, ordinances and regulations, and from all special taxes or assessments, except those generally applicable to other properties in the tax districts in which the Real Property is located. No options have been granted to others to purchase, lease or otherwise acquire any interest in the Real Property, or any part thereof owned by either Company. PST has the exclusive right of possession of each tract comprising the Real Property. There is lawfully available to all of the Real Property water, gas, sewers, electricity, and telephone service sufficient to allow the Companies' business to continue to be conducted as heretofore conducted by the Companies, and all of which are now being utilized by the Companies. All of the Real Property has reasonably suitable ingress and egress and each parcel of Real Property has reasonably suitable access to existing paved roads and other public rights of way. All of the Real Property is free and clear of any liens, charges, claims, security interests, encumbrances or other restrictions, whether existing of record or otherwise, except the following (as to which no event of default has occurred by either Company): (i) liens for ad valorem taxes which are not past due, (ii) easements for the erection and maintenance of public utilities serving the Real Property, and
(iii) the items specifically set forth in Schedule 3.17(e) of the Disclosure Memorandum.

           (f) The present use of and improvements on the Real Property are in substantial conformity with all applicable laws, rules, regulations and ordinances, including, without limitation, all applicable zoning laws, ordinances and regulations and with all deed restrictions of record, and the Shareholders have no knowledge of any proposed change therein that would affect any of the Real Property or its use. There exists no conflict or dispute to the best knowledge of Shareholders with any regulatory authority or other person relating to any Real Property or the activities thereon. All improvements on the Real Property are located within the lot lines (and within the mandatory set-backs from such lot lines established by zoning ordinance or otherwise) and not over areas subject to easements or rights of way to the best knowledge of Shareholders.

           (g) All buildings and improvements on the Real Property are in good condition and repair, suited for the operation of the Companies' business and are in substantial compliance with all applicable material laws, rules, regulations, and ordinances, including, without limitation, all applicable material building, electrical, plumbing, gas, fire, environmental and other regulatory laws, rules, regulations, and ordinances, and neither Company has received any notice of any violation or alleged violation of any thereof. To the best knowledge of the Shareholders, no toxic or hazardous materials were used in the construction or improvements of any building located on the Real Property.

           (h) Neither PST, PSHC nor any other person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any material payment obligation, that would or might serve as the basis for any claim, lien, charge or encumbrance in favor of the person or entity which performed the work.

           (i) All requisite certificates of occupancy and other material permits or approvals required with respect to the improvements on any of the Real Property and the occupancy and use thereof have been obtained and are currently in effect.

           (j) Except as set forth in Schedule 3.17(j) of the Disclosure Memorandum, PST owns unencumbered title in and to the improvements, if any, on the Leased Real Property.

           (k) Except as set forth in Schedule 3.17(k) of the Disclosure Memorandum, no rent or use fee has been paid in advance, no security deposit has been paid and no brokerage commission is payable by either Company with respect to any Real Property Lease.

           (l) Neither Company has received any notice that the owner of any Leased Real Property has made any assignment, pledge or hypothecation of such Real Property Lease or the rents or use fees due thereunder, except as set forth in Schedule 3.17(l) of the Disclosure Memorandum.

           (m) Prior to the date hereof, the PST/PSHC Shareholders have caused the Companies to deliver to Purchaser true and correct copies of all deeds, easements, servitudes, mortgages, title insurance policies and other documents relating to or affecting the title to the Real Property, and all of the same are identified on Schedule 3.17(m) of the Disclosure Memorandum.

     3.18 AUTHORITY TO CONDUCT BUSINESS AND INTELLECTUAL PROPERTY RIGHTS. To the knowledge of the Companies and the Shareholders, each Company has the means, rights and information required to manufacture, process, sell, offer for sale and use the items and perform the services as presently being manufactured, processed, offered for sale, sold, used or performed by such Company, including, without limitation, the means, rights and information required to manufacture, process, offer for sale, sell and use all such items and perform all such services without incurring any liability for license fees or royalties or any claims of infringement of patents, trade secrets, copyrights, trademark, service mark, or other proprietary rights. Schedule 3.18 of the Disclosure Memorandum describes all proprietary inventions, designs, ideas, processes, methods and other know-how of each Company which are valuable in the operation of such Company's business and, with respect to each such item, indicates whether such Company holds any patent or patent application therefor (in each such case, identifying the date(s) and jurisdiction(s) in which the patent was granted or applied for and the number of such patent or application) or has sought any advice as to the patentability of the same (in each such case, summarizing such advice) or believes it has trade secret protection therefor (in each such case, providing a description of the measures which have been taken to protect the secrecy of the item). Neither Company is a party to, either as licensor or licensee, or is bound by or subject to, any license agreement for any patent, process, trademark, service mark, trade name or copyright, except as described in Schedule 3.18 of the Disclosure Memorandum. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by either Company are listed in Schedule 3.18 of the Disclosure Memorandum, and, to the extent indicated thereon, have been duly registered in, filed in or issued by the U.S. Patent and Trademark Office or the corresponding agency or office of the states of the United States or foreign countries indicated. There are no rights of third parties with respect to any trademark, service mark, trade secrets, trade name, patent, patent application, invention or device which would have a material adverse effect on the operations or prospects of either Company. Each Company has complied with all applicable laws, rules, regulations and ordinances relating to the filing or registration of "fictitious names" or trade names.

     3.19 MATERIAL CONTRACTS. Schedule 3.19 of the Disclosure Memorandum contains a list of all existing written or oral material contracts and commitments of each Company ("Company Contracts"), including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, leases, lease purchase agreements, licenses, stock options, employee benefit plans, deferred compensation agreements, group life, health and accident insurance, any other type of insurance, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale or transfer of each Company's share capital, bonds or other securities, and any contract which involves a payment of more than $25,000 or has a term or requires performance over a period of more than one year, except purchase or sales orders arising in the ordinary course of business. The PST/PSHC Shareholders have heretofore caused each Company to deliver to Purchaser a true, correct and complete copy of each of the written Company Contracts and a complete and accurate summary of each oral Company Contract on the aforesaid list to the extent requested. None of the Company Contracts constitute a restraint of trade under any applicable state or federal law. Each Company has performed all material obligations to be performed by it as of the date of this Agreement under all Company Contracts to which it is a party or by which it is bound. Neither Company is in default or in arrears under any of the terms thereof. No condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or accelerate the maturity of, or otherwise modify, any Company Contract, and all Company Contracts are in full force and effect as to the Company shown as a party thereto. To the best knowledge and belief of the Shareholders, no default by any other party to any Company Contract is known or claimed by the Company to exist, and neither Company is a party to any contract, agreement or commitment which will likely result in a loss to such Company upon completion of performance or which cannot readily be fulfilled or performed by such Company in

                              -26

accordance with its terms without undue or unusual expenditures of money or effort.

     3.20 INSURANCE. Schedule 3.20 of the Disclosure Memorandum contains a complete list and description of all fire, theft, casualty, life, title, automobile, liability and other policies of insurance maintained by either Company, all of which are, and will be maintained through the Closing Date, in full force and effect. All premiums due thereon have been paid and neither Company has received any notice of cancellation with respect thereto. All such policies taken together to the best knowledge of Shareholders provide adequate coverage to insure the properties and business of the Companies against such risks and in such amounts as are prudent and customary; and without limiting the foregoing, subject to any specified deductibles as set forth in Schedule 3.20 of the Disclosure Memorandum, the Companies' insurance coverage as in effect as of the Closing and for periods prior thereto will insure the Companies from and against any and all losses, damages, costs and expenses which Purchaser may suffer or incur as a result of any claim (as to which the applicable statute of limitations permits an action) that products manufactured or sold by either Company (or any of its predecessors for whose acts and omissions either Company is legally responsible) in connection with such Company's business were defective in any respect which resulted in an injury to a third party. Neither Company will as of the Closing have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing, except as set forth in
Schedule 3.20 of the Disclosure Memorandum. The Shareholders have heretofore caused each Company to deliver to Purchaser a true, correct and complete copy of each such insurance policy requested by Purchaser. Schedule 3.20 of the Disclosure Memorandum also lists and describes all occurrences to the best knowledge of the PST/PSHC Shareholders which may form the basis for a claim by or on behalf of either Company under any such policy; and such Company has timely given notice of all such occurrences to the appropriate insurer and has not waived (either intentionally or inadvertently) its right to make the related claim under any such policy.

     3.21 CUSTOMERS AND SUPPLIERS. Schedule 3.21 of the Disclosure Memorandum sets forth the names and addresses of any sole source suppliers of significant goods, equipment or services to either Company (other than public utilities) with respect to which practical alternative sources of supply are not available, and the names and addresses of each customer of either Company that purchased $100,000 in goods or services from such Company in any of the five prior years or that accounted for 5% or more of such Company's gross revenues in any such year ("Significant Customers"). The Shareholders are not aware, except as disclosed in Schedule 3.21 of the Disclosure Memorandum: (a) that any supplier (including, without limitation, suppliers of energy) or Significant Customers of either Company intends to discontinue or substantially diminish or change its relationship with either

Company  or the terms thereof, or (b) that any supplier of either
Company (including, without limitation, suppliers of energy) intends to increase prices or charges for goods or services presently supplied.

     3.22 CONTINGENCIES. Except as set forth in Schedule 3.22 of the Disclosure Memorandum, there are no actions, suits, claims, demands or proceedings pending or, to the best knowledge of the Shareholders, threatened against, by or affecting either Company in any court or before any arbitrator, private alternative dispute resolution system or governmental agency, nor do there exist any other "loss contingencies" (as such term is defined in Statement of Financial Standards No. 5 of the Financial Accounting Standards Board), the eventual outcome of which might have a material adverse effect on either Company or on the operation of its business or on its assets or which would prevent or impede the transactions contemplated by this
Agreement. Except as set forth in Schedule 3.22 of the Disclosure Memorandum, neither Company has been charged with, nor, to the best knowledge of the Shareholders, is it under investigation with respect to any charge concerning, any violation of any provision of any federal, state or other applicable law, rule, regulation, or ordinance, or order, decree or governmental restriction with respect to its business. Except as disclosed in Schedule 3.22, there are no unsatisfied judgments against either Company or any consent decrees, writs, restraining orders, or preliminary or permanent injunctions to which either Company is subject.

     3.23 TAXES. Except as disclosed in Schedule 3.23 of the Disclosure Memorandum, all taxes (including, without limitation, all income, property, sales, use, customs, franchise, value added, ad valorem, withholding, employees' income withholding, and social security taxes, and all other taxes imposed on either Company or its income, properties, sales, franchises, operations or Employee Benefit Plans or trusts), and all deposits in connection therewith required by applicable law, imposed by any federal, state, local or foreign jurisdiction, or by any other governmental unit or taxing authority, and all interest and penalties thereon (all of the foregoing hereafter collectively referred to as "Taxes"), which are due and payable by both Companies for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of PST. From the date of this Agreement to but not including the Closing, the Companies shall pay all Taxes as and when the same become due and payable except those that are being disputed in good faith, and shall set up reserves on PST's books in amounts adequate to cover all liabilities for Taxes arising out of the operation of the Companies prior to but not including the Closing. Except as disclosed in Schedule 3.23, there is not now to the knowledge of the Shareholders any proposed assessment against either Company of additional Taxes of any kind. Each Company has duly filed all federal, state, local and foreign tax returns and reports (including, without limitation, returns for estimated tax), and all returns and reports of all other governmental units or taxing authorities having jurisdiction, with respect to all Taxes, all such returns and reports show the correct and proper amount due, and all Taxes shown on such returns or reports and all assessments received by either Company have been paid to the extent that such Taxes, or any estimates thereon, have become due. There are no waivers or agreements by either Company for the extension of time for the assessment of any Taxes. The federal income tax returns of each Company have been examined by the Internal Revenue Service through the date set forth in Schedule 3.23 of the Disclosure Memorandum, and, except as set forth therein, all the deficiencies proposed and indicated as a result of the examination of such tax returns have been paid and settled.
Schedule  3.23  of  the  Disclosure  Memorandum  sets  forth  any position taken by either Company on its federal income tax returns for unexamined years which is substantially at variance with the published position of the Internal Revenue Service.
PSHC has been duly qualified and operating as an S Corporation pursuant to the Code at all times from October 1, 1989, and shall continue to be an S Corporation until its existence is terminated by its merger into PST. PST is and at all times has been a C Corporation pursuant to the Code. Neither Company is a "United States real property holding corporation" within the meaning of the Internal Revenue Code of 1986, as amended.

     3.24 PARACHUTE PAYMENTS. Neither of the Companies nor the Shareholders have taken any actions or entered into any agreements providing compensation to employees or officers, the effect of which will continue after the Closing Date, or any other agreement of a similar nature. Except as set forth on
Schedule 3.24, neither of the Companies nor any subsidiary or affiliate of either of them has made any payment which constitutes an "excess parachute payment" within the meaning of
Section 280(G) of the Code, and no payment by either Company or any subsidiary or affiliate of either of them required to be made under any contract or other agreement will, if made, constitute an "excess parachute payment" within the meaning of Section 280(G) of the Internal Revenue Code. The consummation of the transactions contemplated by this Agreement will not entitle any employee of either Company to severance pay nor will it accelerate the time of payment, vesting or increase the amount of any compensation or benefits due to any employee of either Company.

     3.25  EMPLOYMENT AND LABOR MATTERS.

           (a) Schedule 3.25(a) of the Disclosure Memorandum lists all employees and agents who on the date hereof perform services on a regular basis in the business operations of or for either Company and whose annualized rate of compensation exceeds $50,000 per year. Except as described on Schedule 3.25(a), no such employee or agent has terminated his employment, nor, to the best knowledge and belief of the Shareholders, plans not to continue his employment with the Company with which he or she is employed after the date hereof or after the Closing Date. To the best knowledge of the Shareholders, except as shown on Schedule 3.25(a) of the Disclosure Memorandum, no employee or agent shown on such list has suffered any major illness or hospitalization within the past three years.

           (b) Except as set forth in Schedule 3.25(b) of the Disclosure Memorandum, (i) neither Company is a party to any collective bargaining agreement or agreement of any kind with any union or labor organization, (ii) no union or other collective bargaining unit has been certified or recognized by either Company as representing any employee nor, to the knowledge of the Shareholders, is a union or other collective bargaining unit seeking recognition for such purpose, (iii) there are no controversies pending, or to the knowledge of the Shareholders threatened, between either Company and any labor union or collective bargaining unit representing, or seeking to represent, any of its employees, and (iv) there has been no attempt by any union or other labor organization to organize any of the employees of either Company at any time in the past five years to the knowledge of the Shareholders. Each Company has substantially complied with all obligations under the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor or labor related laws applicable to persons employed in connection with such Company's business, including, without limitation, those laws, rules and regulations relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.

           (c) Except as set forth in Schedule 3.25(c) of the Disclosure Memorandum, each Company has substantially complied with all federal, state and local laws, rules, regulations and ordinances respecting health, safety and working conditions of its employees noncompliance with which could reasonably be expected to subject such Company to risk of material adverse consequences, including, without limitation, the Occupational Safety and Health Act of 1970, Pub. L. 91-596, as amended, and all similar federal, state and local laws, rules, regulations and ordinances, and has provided Purchaser with copies of all reports filed and notices provided under any such laws, rules, regulations and ordinances during the last five years to the extent requested. Neither Company's operations involve any risk unusual for the carpet industry to the health or safety of its employees (including, but not by way of limitation, any risk associated with hazardous airborne contaminants or hazardous chemicals or waste materials) and, except as disclosed in Schedule 3.25(c) of the Disclosure Memorandum, to the best knowledge of the Shareholders no employee of either Company has suffered any adverse health consequence or personal injury as a result of his or her working conditions or employment by either Company within the past five years.

     3.26  EMPLOYEE BENEFIT MATTERS.

     (a) Schedule 3.26(a) lists all plans, programs, and similar agreements, commitments or arrangements maintained by or on behalf of either Company or any other party that provide benefits or compensation to, or for the benefit of, current or former employees of either Company ("Plan" or "Plans"). Except as set forth on Schedule 3.26(a), only current and former employees of PST participate in the Plans. To the extent requested, copies of all Plans and, to the extent applicable, all related trust agree-ments, actuarial reports, summary plan descriptions, prospectuses, Annual Report Form 5500s and Internal Revenue Service determination letters, and any related documents requested by Purchaser, have been delivered to Purchaser, and all of the same are true and correct and have not been amended, modified or supplemented.

     (b)   With  respect to  each Plan,  except as  set forth  on
Schedule 3.26(b): (i) no litigation or administrative or other proceeding is pending or, to the best knowledge of the Shareholders, threatened involving such Plan; (ii) such Plan has been administered and operated in substantial compliance with, and has been amended to comply with all applicable laws, rules, and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued under ERISA and the Code; (iii) each Company and its predecessors, if any, have made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of the Plans or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined using the ongoing actuarial and funding assumptions of the Plan;
(iv) such Plan is fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the date hereof, or the Unaudited Balance Sheet contains adequate reserves or paid-up insurance has been provided, therefor; (v) on the Closing Date such Plan will be fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the Closing Date, or adequate reserves will be set up on PST's books and records, or paid-up insurance will be provided, therefor; and (vi) such Plan has been administered and operated only in the ordinary and usual course and substantially in accordance with its terms, and there has not been in the four years prior hereto any material increase in the liabilities of such Plan.

     (c) Schedule 3.26(c) lists each Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, including any terminated pension plans and Multiemployer Benefit Plans, which covers or covered any employee of either Company ("ERISA Plan").

     (d) None of the ERISA Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA ("Multiemployer Benefit Plan"), which is contributed to by an employer other than PST or an entity under common control with PST. Neither Company is or has ever been a party to or obligated in any manner to contribute to, or otherwise participate in, any Multiemployer Benefit Plan.

     (e) With respect to each ERISA Plan, except as set forth on Schedule 3.26(c), neither such Plan, nor any trustee, administrator, fiduciary, agent or employee thereof, has at any time been involved in a transaction which would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, nor has any such person been involved in or caused such Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA.

     (f) Of the ERISA Plans, only the Prince Street Technologies, LTD 401(K) Retirement Plan (collectively the "Company Plans") are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA. With respect to each Company Plan, except as set forth on Schedule 3.26(f): (i) such Company Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust thereunder is exempt from federal income tax under Section 501(a) of the Code; (ii) all minimum funding standards required by law with respect to the funding of benefits payable or to be payable under such Company Plan have been met; (iii) there is no "accumulated funding deficiency" within the meaning of Code Section 412 under such Company Plan; (iv) no reportable event as described in Section 4043 of ERISA has occurred, or is continuing, with respect to such Company Plan, and neither Company has incurred any liability to the Pension Benefit Guaranty Corporation; (v) if such Company Plan is a defined benefit plan, the fair market value of the assets of the Company Plan trust are not less than the actuarial present value of benefits (both vested and nonvested) accrued under such Company Plan with respect to participants and beneficiaries, determined on a termination basis and as though all such accrued benefits were fully vested and nonforfeitable as of the Closing Date, taking into consideration the subsidies required under the Code and the regulations and rulings thereunder and using the ongoing actuarial methods and assumptions of such Company Plan, which methods and assumptions are reasonable both individually and in the aggregate; and (vi) if the Company Plan is a defined contribution plan, it is funded in an amount equal to the participants' account balances, whether or not vested.

     (g) Each Plan which covers, or is intended primarily to cover, only employees who are located in a country other than the

United States ("Foreign Plan") is listed on Schedule 3.26(g) and, except as set forth on Schedule 3.26(g): (i) each Foreign Plan covers only employees of PST or an employer which is a part of the same controlled group of corporations as PST; (ii) each Foreign Plan has been funded, administered and operated in compliance with the laws of the jurisdiction(s) to which it is subject; and (iii) with respect to each Foreign Plan, adequate reserves have been provided on the Unaudited Balance Sheet with respect to the liabilities for such Plans, and from the date thereof to the Closing Date PST has and shall continue to provide for adequate reserves therefor on PST's books and records.

     (h) Except as set forth on Schedule 3.26(h), neither of the Companies nor any of the Plans, has any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment ("Post-employment Benefits"), except for retirement benefits under the Company Plans or except as required by Section 601 of ERISA and Section 4980B of the Code. With respect to (i) all persons terminated or retired on the Closing Date, and (ii) active employees and other participants and beneficiaries, to the extent Post-employment Benefits (other than qualified retirement plan benefits under the Company Plans) have been, or are reasonably expected to be, earned by service to the Closing Date, paid-up insurance or plan funding will be provided, or the books and records of PST will contain adequate reserves in an amount not less than the present value of all such benefits, determined as though all such Post-employment Benefits were fully vested and nonforfeitable and assuming the continuation of all such Plans, using actuarial methods and assumptions which are reasonable individually and in the aggregate. As of the Closing Date, notice of the unavailability of continuation coverage (as defined in Section 602 of ERISA and Section 4980B of the Code) will have been provided to all persons entitled thereto and all persons electing such coverage have been or will be provided such coverage.

     (i) Except as set forth on Schedule 3.26(i), neither of the Companies nor any member of the controlled group of corporations or businesses of which it is a part has taken, or intends to take, any action and no event has occurred which has resulted or could reasonably be expected to result in withdrawal liability under Title IV of ERISA with respect to any Multiemployer Pension Plan.

     (j) To the extent either Company or Purchaser is adopting or continuing any Plan, nothing contained in this Agreement shall limit or restrict Purchaser's right from and after the Closing Date to amend or to modify any of the Plans in such manner as the Purchaser deems appropriate or to terminate any of the Plans.

     3.27 ENVIRONMENTAL MATTERS. Each Company (including its predecessors for whose acts and omissions it is responsible) have complied in all material respects with all applicable laws, rules, regulations and ordinances relating to pollution and environmental control. All hazardous or toxic waste, materials and substances on, in, under or off-site from the Real Property, have been properly removed and disposed of, and no past or present disposal, spill or other release of, or treatment, transportation or other handling of, hazardous waste, materials or substances on, in, under or off-site from any Real Property, or adjacent property, will subject such Company to corrective or compliance action or any other liability. Adequate reserves have been established on the Audited Balance Sheet to cover all costs of environmental compliance of the Companies and such reserves will be adequate on the Closing Date. Schedule 3.27 of the
Disclosure Memorandum contains a true, accurate and complete description of (a) all permits, regulatory plans and compliance schedules with respect to either Company or its properties and assets, and (b) all litigation, investigations, inquiries, and other proceedings, rulings, orders or citations pending, or to the knowledge of the Shareholders, threatened or contemplated by government officials with respect to either Company or its properties and assets, in each case relating to emissions or potential emissions into the environment of solids, liquids, gases, heat, light, noise, radiation and other forms of matter or energy ("Emissions") or the proper disposal of materials, including solid waste materials ("Disposals"). The Shareholders have delivered to Purchaser true, accurate and complete copies of the permits, regulatory plans and compliance schedules, if any, described in Schedule 3.27 of the Disclosure Memorandum to the extent requested. The terms of such permits, regulatory plans and schedules have not been modified from those set forth in the copies delivered to Purchaser. Neither Company is in violation of any of the permits, plans or compliance schedules described in or required to be described in the Disclosure Memorandum or of any law, rule, regulation, ordinance, order or decree regulating Emissions and Disposals. Each Company has received all permits and approvals with respect to Emissions and Disposals required for the operation of its business. Each Company has kept all records and made all filings required by applicable laws, rules, regulations and ordinances with respect to Emissions and Disposals.

     3.28 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither of the Companies, nor any officer, employee or agent of either Company, nor any other person acting on behalf of either Company, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of either Company (or assist either Company in connection with any actual or proposed transaction) which (a) might subject either Company to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of both Companies as reflected in the Audited or Unaudited Financial Statements or (c) if not continued in the future, might adversely affect in a material manner either Company's assets, business, operations, cash flows or prospects or which might subject either Company to suit or material penalty in any private or governmental litigation or proceeding.

     3.29 GOVERNMENT REPORTS. Schedule 3.29 of the Disclosure Memorandum contains a full, accurate and complete list, and the Shareholders have heretofore furnished Purchaser to the extent requested with complete copies of, all reports, if any, filed during the past five years, by either Company with (a) the Equal Employment Opportunity Commission, Federal Trade Commission, Department of Justice, Occupational Safety and Health Administration, Internal Revenue Service (other than tax returns and standard forms relating to compensation or remuneration of employees), Environmental Protection Agency and Securities and Exchange Commission or (b) any state or local agency which performs equivalent functions.

     3.30 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as set forth in Schedule 3.30 of the Disclosure Memoran-dum, neither Company is directly or indirectly a party to any contract, agreement, or lease with, or any other commitment to,
(i) any party owning, or formerly owning, beneficially or of record, directly or indirectly, any of the Shares, (ii) any person related by blood, adoption or marriage to any such party,
(iii) any director or officer of either Company, (iv) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the share capital or other type of equity interest in such corporation, or (v) any partnership in which any such party is a general partner (any or all of the foregoing being herein referred to as "Related Parties"). Without limiting the generality of the foregoing, except as disclosed in Schedule
3.30 of the Disclosure Memorandum, (A) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the business of either Company, and (B) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (X) which is or which within the last three years has been a competitor, customer or supplier of either Company or has done business with either Company, or (Y) which as of the date hereof sells or distributes products or services which are similar or related to either Company's products or services.

     3.31 ABSENCE OF CHANGES. Except as expressly provided for in this Agreement or as may be set forth in Schedule 3.31 of the Disclosure Memorandum, since the Reference Date:

           (a) there has been no change in the business, assets, liabilities, results of operations, financial condition or prospects of either Company or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have been or will be, in the aggregate, materially adverse to the business or condition (financial or otherwise) of either Company;

           (b) there has been no damage, destruction or loss to the properties or business of either Company, whether or not covered by insurance, which has or will have a material adverse effect on such properties or business, or the operations, or prospects of the Company;

           (c)      the   business  of  each   Company  has  been
operated in the ordinary course and consistent with its prior practices, and not otherwise;

           (d) the properties and assets of each Company used or useable in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

           (e) the books, accounts and records of each Company have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

           (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the share capital of either Company, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the share capital or other securities of either Company;

           (g) there has been no (i) increase in the compensation or in the rate of compensation or commissions payable or to become payable by either Company to any director, officer, manager, or to any other employee or agent of either Company earning $50,000 or more per annum, (ii) general increase in the compensation or in the rate of compensation payable or to become payable to hourly or salaried employees earning less than $50,000 per annum ("general increase" for the purpose hereof shall mean any increase generally applicable to a class or group of employees and shall not include increases granted to individual employees for merit, length of service, change in
position  or  responsibility  or   other  reasons  applicable  to
specific employees and not generally applicable to a class or group thereof), (iii) employee hired at a salary in excess of $50,000 per annum, or (iv) payment of or commitment to pay any bonus, profit share or other extraordinary compensation to any employee;

           (h) there has been no change in the articles of incorporation or bylaws of either Company;

           (i)      there    has    been   no    labor   dispute,
organizational effort by any union or unfair labor practice charge involving either Company;

           (j) there has been no issuance or sale by either Company of any of its authorized share capital, bonds, notes, debentures or other corporate securities, or any options, warrants or other rights with respect thereto, nor any modification or amendment of the rights of the holders of any outstanding share capital, bonds, notes, debentures or other corporate securities of, either Company, or any options, warrants or other rights with respect thereto;

           (k) there has been no mortgage, charge, lien, claim or other encumbrance or security interest (other than liens for current taxes which are not past due) created on or in any asset or assets of either Company or assumed by either Company with respect to any asset;

           (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by either Company, except current liabilities incurred in connection with the purchase of goods or services in the ordinary course of business and consistent with its prior practice, none of which individually or in the aggregate adversely affects the business or financial condition of either Company;

           (m) no indebtedness, liability or obligation (whether absolute, accrued, contingent or otherwise) has been discharged or satisfied, other than current liabilities reflected in the Audited Balance Sheet of PST, and current liabilities of PST incurred since the date thereof in the ordinary course of business and consistent with its prior practice;

           (n) there has been no sale, transfer, lease or other disposition of any asset or assets of either Company, except sales of inventory by PST in the ordinary course of business, and no debt to, or claim or right of, either Company has been cancelled, compromised, waived or released;

           (o) there has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any material right of either Company under any contract, agreement or lease, or governmental license, permit or permission;

           (p) neither Company has not made any loans which remain outstanding on the date hereof to a Related Party or guaranteed or entered into any agreement in the nature of a guarantee for the benefit of any Related Party;

           (q) there have been no amendments or other cor-porate actions having the effect of an amendment increasing past or future contributions of any kind whatsoever to any Employee
Benefit Plan of either Company;

           (r) neither Company has paid for or agreed to pay for, or otherwise incurred, any expenses with respect to any products or services which were delivered or rendered to, or for the benefit of, or guaranteed the indebtedness or any other obligation of, any person, firm or corporation, including, without limitation, the Shareholders or any Related Party, other than PST;

           (s) neither Company has (i) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim or (ii) made any payment to any party of more than $10,000 in settlement of any suit, proceeding, arbitration, claim or counterclaim;

           (t) PST has not discontinued or determined to discontinue the production or sale of any products previously produced or sold by such Company, representing more than one percent (1.0%) of such Company's annual sales during the period covered by the Audited Financial Statements;

           (u) neither Company has transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, trade secret, invention or similar rights, or modified any existing rights with respect thereto;

           (v) neither Company has acquired any capital shares or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm, or corporation; and

           (w) PST has not failed to replenish its inventories and supplies in a normal and customary manner con-sistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then-current market price or upon terms and conditions more onerous than those normal, customary and consistent with its prior practices (which are prudent business practices prevailing in the industry), or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry.

     3.32  ADEQUACY OF PURCHASER'S DISCLOSURES.

           (a) Each Shareholder individually hereby acknowledges the receipt of a copy of the following documents or information: (i) an executed copy of this Agreement; (ii) Purchaser's 1992 Annual Report to Shareholders; (iii) Purchaser's Definitive Proxy Statement Relating to its 1993 Annual Shareholders Meeting; (iv) Purchaser's Annual Report on Form 10-K for its Fiscal Year Ended January 3, 1993; (v) Purchaser's Quarterly Report on Form 10-Q for the First, Second and Third

Quarters of its 1993 Fiscal Year; (vi) Purchaser's Report on Form
8-K dated July 6, 1993; and  (vii) Purchaser's Report on Form  8-
K/A dated September 1, 1993.

           (b) Each Shareholder has had an opportunity to ask questions of and receive answers from Purchaser concerning the terms and conditions of the transactions outlined in this Agreement, and to obtain additional information necessary to verify the accuracy of the information concerning Purchaser furnished in the other documents listed in subparagraph (a) above.

           (c) Without limiting the foregoing, each Shareholder has had the opportunity to become familiar with the business, financial condition, management, prospects and operations of Purchaser (and of PST and PSHC); such documents as each Shareholder has requested pertaining to Purchaser's business have been made available for inspection and review (to the extent they exist or reasonably could be made available; and each Shareholder has (or their representatives) have had a reasonable opportunity to ask questions of, receive answers from, and obtain information regarding Purchaser and its business. Each Shareholder has knowledge and experience in financial and business matters sufficient to enable such Shareholder to utilize the information made available to such Shareholder in connection with the Merger, and each Shareholder's investment in the Purchaser's Class A Common Stock, to evaluate the merits and risks associated therewith (including without limitation the potential tax effects of the transactions contemplated herein as to the Shareholder or whether the transactions contemplated herein qualify as a tax free exchange of such Shareholders' stock, all as to which Purchaser makes no representation or warranty whatsoever) and to make an informed decision with respect thereto.

     3.33 FULL DISCLOSURE. No representation, warranty or covenant contained in this Agreement, the Merger Agreement or in the Disclosure Memorandum or any other written statement delivered pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue material statement nor shall such representations, warranties and covenants taken as a whole omit any statement necessary in order to make any material statement not misleading. There is no fact known to the Shareholders which adversely affects, or in the future may adversely affect, the business, operations, cash flows, affairs, prospects, properties or assets or the condition, financial or otherwise, of either Company which has not been disclosed in this Agreement, the Disclosure Memorandum or in the documents, certificates and written statements furnished to Purchaser for use in connection with the transactions contemplated hereby.

4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     As an inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents, warrants and covenants as follows:

     4.1   ORGANIZATION.     Purchaser  is   a  corporation  duly
organized, validly existing and in good standing under the laws of the State of Georgia.

     4.2 AUTHORIZATION; NO INCONSISTENT AGREEMENTS. Purchaser has full corporate power and authority to make, execute and perform this Agreement, and the transactions contemplated hereby. This Agreement and all transactions required hereunder to be performed by Purchaser have been duly and validly authorized and approved by all necessary corporate action on the part of Pur-chaser. This Agreement has been duly and validly executed and delivered on behalf of Purchaser by its duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of Purchaser enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated will constitute a violation or breach of the articles of incorporation or the bylaws of Purchaser or any provision of any contract or other instrument to which Purchaser is a party or by which any of the assets of Purchaser may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation to which Purchaser is subject, or will result in the creation of any lien, charge, or encumbrance on any of the assets of Purchaser or acceleration of any debt.

     4.3 FULL DISCLOSURE. No representation or warranty of Purchaser in this Agreement, nor any statement or certificate furnished or to be furnished by Purchaser pursuant hereto or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5.  CONDUCT OF BUSINESS OF COMPANY PENDING CLOSING.

     The PST/PSHC Shareholders covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Purchaser, between the date hereof and the Closing
Date:

     5.1 BUSINESS IN THE ORDINARY COURSE. The business of each Company shall be conducted only in the ordinary and usual course and consistent with prior practices, without the creation of any additional indebtedness for borrowed money. Without limiting the generality of the foregoing:

           (a) Neither Company will enter into any contract of the kind described in Paragraph 3.19 hereof and, except as otherwise expressly provided herein, neither Company will enter into any contract nor effect any transaction with any Related Party;

                                   -40-
           (b) Neither Company shall enter into any contracts, agreements or other arrangements to sell, distribute or supply goods or services to any customer or any third party except PST in the ordinary course of its business at prices and on terms consistent with the prior operating practices of PST;

           (c) Except for sales by PST of inventory and normal disposal of used motor vehicles and equipment in the ordinary course of its business, neither Company shall sell, assign, transfer, convey, pledge, mortgage, encumber or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance or other disposition of any of the assets or properties of such Company or any interest therein;

           (d) All contracts on commitments of either Company for the purchase of raw materials, products, services and supplies shall be entered into only by PST in the ordinary course of business as is necessary to enable PST to conduct its normal business operations and to maintain its normal inventory of raw materials and finished goods, at prices and on terms consistent with the prior operating practices of PST;

           (e) Each Company shall maintain, preserve and protect all of its assets and properties, whether real or personal, tangible or intangible, in good condition, except for ordinary wear and tear and damage by fire or other casualty; and each Company shall maintain in full force and effect all insurance policies referred to in Paragraph 3.20 hereof or other insurance equivalent thereto;

           (f) The books, records and accounts of each Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with generally accepted accounting principles; and

           (g) The PST/PSHC Shareholders shall use their best efforts, and shall cause each Company to use its best efforts, to preserve each Company's business organization, to keep available the services of each Company's present employees, to preserve the good will of each Company's suppliers, customers and others having business relations with such Company, and to assist each Company in retaining the services of key employees and agents of each Company after the Closing Date on terms satisfactory to Purchaser.

     5.2 NO MATERIAL CHANGES. No action shall be taken by the Shareholders or either Company which shall materially alter the organization, capitalization, or financial structure, practices or operations of either Company. Without limiting the generality of the foregoing:

           (a) No change shall be made in the articles of incorporation or bylaws of either Company;

           (b) No change shall be made in the authorized or issued share capital of either Company, nor shall any of the shares be transferred beneficially or of record;

           (c) Neither Company shall issue or grant any right or option to purchase or otherwise acquire any share capital or other security of either Company;

           (d) No dividend and other distribution or payment shall be declared or made with respect to any share capital of either Company, and neither Company shall, directly or indirectly, redeem, purchase or otherwise acquire any of its share capital;

           (e) No change shall be made affecting the banking arrangements of either Company; and

           (f)      Neither    Company    shall   liquidate    or
voluntarily declare bankruptcy or seek the appointment of a receiver, trustee or custodian.

     5.3 COMPENSATION. No increase shall be made in the compensation payable or to become payable to any director, officer, employee or agent of either Company, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except the payment of bonuses as set forth in
Schedule 3.31 of the Disclosure Memorandum.

     5.4   EMPLOYEE BENEFIT PLANS.

           (a) Neither Company shall cause or permit any ERISA Plan to be involved in any transaction which constitutes a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; and each Company shall timely make all filings, returns and reports, and timely give all notices which are required under ERISA or the Code.

           (b) With respect to the Company Plans, each Company shall take such actions, and refrain from such actions, as are necessary to maintain the qualification of each such Plan under Section 404(a) of ERISA, and the exemption of each such Plan under Code Section 501(a).

           (c)      Each   Company   shall   timely    make   all
contributions and other payments to its Plans which it is obligated to make as of the date hereof. Other than contribu-tions or payments declared or obligated to be paid to the Plans as of the date hereof, no contribution shall be declared for or paid to any Plan including, without limitation, Company Plans.

           (d) No amendment or change to the provisions of any Company Plan of either Company shall be made or adopted prior to the Closing Date.

     5.5   NOTICE  OF   CHANGE.    The  Shareholders  shall  give
Purchaser prompt written notice of any change of any of the information contained in the representations and warranties made in Section 3 or elsewhere in this Agreement, or in the Disclosure Memorandum, which occur prior to the Closing.

6.  CONDITIONS TO OBLIGATIONS OF PURCHASER.

     All obligations of Purchaser under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Purchaser:

     6.1 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings taken in connection with the consummation of the transactions contemplated herein and all documents and papers relating thereto shall be reasonably satisfactory to Purchaser and its counsel, and Purchaser and its counsel shall have timely received copies of such documents and papers, all in form and substance satisfactory to Purchaser and its counsel, as reason-ably requested by Purchaser or its counsel in connection therewith.

     6.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 of this Agreement, the
Merger Agreement, the Disclosure Memorandum and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of either Company or the Shareholders in connection with the transactions contemplated by this Agreement shall be true and correct as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time.

     6.3 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. The Shareholders and each Company shall have performed and complied with all agreements and conditions required by this Agreement and each other agreement or instrument to which they or any of them is a party relating to the transactions contemplated by this Agreement to be performed or complied with by each such party prior to or on the Closing Date.

     6.4 CERTIFICATE OF SHAREHOLDERS. The Shareholders shall have delivered to Purchaser a certificate, executed by each of the Shareholders, or on behalf of each of the Shareholders by their Agent, dated the Closing Date, certifying in such detail as Purchaser may reasonably request as to (a) the fulfillment and satisfaction of the conditions specified in Paragraphs 6.2 and
6.3 above, and (b) the absence of any material adverse change in the business of either Company prior to the Closing Date.

     6.5 CERTIFICATE OF INCORPORATION AND BYLAWS. There shall be delivered to Purchaser a copy of each Company's articles of incorporation, certified by the Secretary of State of such Company's state of incorporation not more than 15 days prior to the Closing Date, and a copy of its bylaws certified by the Secretary or an Assistant Secretary of such Company on the Closing Date. The articles of incorporation and bylaws shall be in the form attached to the Disclosure Memorandum. The Share-holders shall have delivered to Purchaser certificates, dated not more than five days prior to the Closing Date, from the Secretary of State of the state of each Company's incorporation and of each other state where either Company is qualified to transact business as to the good standing of such Company under the laws of such states.

     6.6 OPINION OF COUNSEL. Purchaser shall have received from Kaufman, Chaiken & Sorensen, counsel for the Companies and the Shareholders, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser and addressing those matters as shown on Exhibit D attached hereto and such other matters customarily covered in opinions of sellers' counsel in the sale of business context.

     6.7 GOVERNMENT CONSENTS. Purchaser shall have received from any and all persons, firms and other legal entities, or any public or governmental authorities, bodies or agencies or judicial authority having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation thereof, and all notices required to be given to government authorities shall have been given and all applicable waiting periods shall have expired.

     6.8 OTHER CONSENTS. The Shareholders shall have delivered to Purchaser such consents and approvals from each Company's lessors, lenders and other persons, firms and other entities having business relations with either Company as are necessary in Purchaser's reasonable opinion for the continuation in full force and effect after the Closing (a) of each Company's leases, loan arrangements, and other contracts and agreements and (b) of each Company's business in the same manner as conducted prior to the Closing.

     6.9 TERMINATION OF CERTAIN CONTRACTS. Each Company shall have terminated, without further liability of such Company to the Shareholders or any other party, any agreements with the
Shareholders or their affiliates or relatives described in Paragraph 2.7 hereof.

     6.10 MISCELLANEOUS. Purchaser and its counsel shall have received such other opinions, certifications and documents from each Company or the Shareholders as Purchaser and its counsel may reasonably request.

     6.11   FINANCING.   Purchaser  shall  have secured  adequate
financing  for  the payment  of any  cash  portion of  the Merger
Consideration.

     6.12 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the Commission under the Securities Act; no stop order shall have been issued with respect thereto and all necessary approvals under state securities or blue sky laws with respect thereto shall have been received.

7.  CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS.

     All of the obligations of the Shareholders under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing Date, any or all of which may be waived in whole or in part by the Shareholders:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 of this Agreement and in the Merger Agreement shall be true and correct as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such date.

     7.2 RESOLUTIONS. Purchaser shall have delivered to the Shareholders duly adopted resolutions of the Board of Directors of Purchaser, certified by the Secretary or an Assistant Secretary of Purchaser, dated the Closing Date, authorizing and approving the execution of this Agreement by Purchaser and all other action necessary to enable Purchaser to comply with the terms of this Agreement.

     7.3   PAYMENT  OF  PURCHASE  PRICE.   Purchaser  shall  have
caused the Merger Consideration due at Closing to be paid as provided in Section 1.

8.  INDEMNITIES.

     8.1 INDEMNIFICATION OF PURCHASER. The Shareholders shall, jointly and severally, indemnify and hold harmless Purchaser, its affiliates, their officers and directors and each Company (hereinafter collectively called "Indemnitees"), from and against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement pursuant to Paragraph 8.3(c) (all of the foregoing being hereinafter called "Indemnified Losses"), suffered or incurred by any Indemnitee by reason of, or arising out of:

           (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of the Shareholders or the Companies or any of them contained in this Agreement or in any certificate, schedule, instrument or document delivered to

Purchaser by or on behalf of the Shareholders pursuant to the provisions of this Agreement, including, without limitation, the Disclosure Memorandum and the Merger Agreement;

           (b) all liabilities and obligations of, or claims, demands or actions against, either Company of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise, existing as of the Reference Date, to the extent not a liability of PST reflected or reserved against in full in the Audited Balance Sheet, which are not disclosed in this Agreement or the Disclosure Memorandum, including, without limitation: (i) any tax liabilities of PST (to the extent not so reflected or reserved against) accrued in respect of, or measured by PST's income for any period or portion of a period prior to the Reference Date or arising out of transactions entered into or any state of facts existing prior to such date; and (ii) any claims or liabilities arising out of any act or omission of either Company or any of its agents or employees or any claims or liabilities with respect to defective, or allegedly defective, goods or services; and

           (c) all liabilities and obligations of, or claims, demands or actions against, either Company of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise, arising out of the conduct of its business between the Reference Date and the Closing Date other than in the ordinary course, including, without limitation, any presently existing contract or commitments of the character described in Paragraph 3.19 hereof and not listed in the Disclosure Memorandum, or any contract or commitment entered into or made by either Company between the date hereof and the Closing Date which contravenes the provisions of Section 5 hereof, any act or omission of either Company or any of its agents or employees, or any claims or liabilities with respect to defective goods or allegedly defective goods, which are not disclosed in this Agreement or the Disclosure Memorandum.

     The total amount of Indemnified Losses paid hereunder shall be limited to fifty percent (50%) of the Merger Consideration, provided that any Indemnified Losses attributable to a knowing misrepresentation or knowing nondisclosure will not be so limited so long as the total amount of Indemnified Losses paid hereunder do not exceed the full amount of the Merger Consideration. Provided, that Indemnified Losses shall not include any losses arising out of any situation or circumstances that was disclosed in writing prior to the Closing Date by the Companies or the Shareholders, whether in the Disclosure Memorandum or otherwise, to any executive officer of Purchaser. Provided, further, however, that the limitations contained in this paragraph shall not apply to any Indemnified Losses suffered or incurred by any Indemnitee by reason of, or arising out of, any liabilities and obligations of, or claims, demands or actions against PSHC, including without limitation any tax liabilities of PSHC.

     8.2 PAYMENT. The Shareholders shall, subject to the provisions of Paragraphs 8.3 and 8.4 hereof, reimburse the Indem-nitees, within 20 days after written demand on the Shareholders, for any Indemnified Loss; provided, however, that payment shall be required to be made hereunder only to the extent that the aggregate Indemnified Losses exceed one-half percent (1/2%) of the Merger Consideration.

     8.3   DEFENSE OF CLAIMS.

           (a) Should any claim or action by a third party arise after the Closing Date for which the Shareholders are liable under the terms of this Agreement, the Indemnitees shall notify the Shareholders promptly after such claim or action arises and is known to Indemnitees, and shall give the Shareholders a reasonable opportunity:

                           (i)   to take part in  any examination
         of the books and records of the Companies;

                          (ii)   to  conduct any  proceedings  or
         negotiations in connection therewith and necessary or appropriate to defend the Indemnitees;

                         (iii)  to take  all other required steps
         or proceedings to settle or defend any such claim or action; and

                         (iv)  to  employ counsel to contest  any
         such claim or action in the name of the Indemnitees or otherwise.

The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Share-holders. If the Shareholders wish to assume the defense of such claim or action, they shall give written notice to the Indem-nitees within 30 days after notice from the Indemnitees of such claim or action (unless the claim or action reasonably requires a response in less than 30 days after the notice is given to the Shareholders, in which event they shall notify Indemnitees at least 10 days prior to such reasonably required response date), and the Shareholders shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitees; provided that Indemnitees may participate in such defense at their own expense and shall, in any event, have the right to control the defense of the claim or action.

                         (b)  If   the  Shareholders   shall  not
assume the defense of, or if after so assuming they shall fail to defend, any such claim or action, the Indemnitees may defend against any such claim or action in such manner as they may deem appropriate (provided that the Shareholders may participate in such defense at their own expense) and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate, and the Shareholders jointly and severally shall promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnitees in connection with the defense against and settlement of such claim or action. If no settlement of such claim or litigation is made, the Shareholders jointly and severally shall satisfy any judgment rendered with respect to such claim or in such action, before Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnitees in the defense of such claim or litigation.

                         (c)  If a judgment  is rendered  against
any  of   the  Indemnitees   in   any  action   covered  by   the
indemnification hereunder, or any lien in respect of such judgment attaches to any of the assets of any of the Indemnitees, the Shareholders shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the Shareholders' expense and direction, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Shareholders shall forthwith pay such judgment or discharge such lien before any of the Indemnitees is compelled to do so.

                    8.4 COMPUTATION OF INDEMNIFIED LOSSES. The amount of any Indemnified Loss otherwise payable to Indemnitees hereunder shall be reduced: (a) by the amount of any insurance proceeds received by the Companies as compensation for the damage or loss caused by the act, omission, fact or circumstances giving rise to the Indemnified Loss; (b) if the payment of any
Indemnified Loss will provide the Companies with income tax deductions or credits, by the amount of the tax savings realized by the Companies as a result of such deductions or credits, which amount shall be discounted to its present value as of the date of the payment of the Indemnified Loss by the Companies at the rate of interest charged on such date by the Internal Revenue Service on underpayment of taxes; and (c) by the net amount recovered by PST during the Survival Period (as defined in Section 9 below) in respect of accounts receivable and other amounts owing to PST which were charged against PST's reserve for doubtful accounts in periods prior to the Reference Date, or which were written off by PST prior to such date, after deducting all costs of collection, including, without limitation, all court costs, attorneys' fees and similar expenses. Notwithstanding any provision to the contrary in this Agreement, the Shareholders shall have no responsibility after the Closing for any income tax liabilities of PSHC, PST or the Surviving Corporation for any period, except that the Shareholders shall be responsible for any such income tax liabilities solely to the extent such liabilities are inconsistent with the representations and warranties contained in Paragraph 3.23, and any such inconsistent liabilities shall constitute Indemnified Losses hereunder until the expiration of the applicable statute of limitations for such taxes.

                    8.5 ACTION BY COMPANY. The failure of either Company to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Company or any of the other Indemnitees hereunder. Waivers of any rights of either Company must be in writing and signed by Purchaser as well as such Company. Any compromise, settlement or other resolution of a claim of either Company hereunder shall be binding on such Company only if approved in advance and in writing by Purchaser.

                    8.6  NO   LIABILITY    OR   CONTRIBUTION   BY
COMPANIES. Neither Company shall have any liability to any Shareholder as a result of any breach of warranty, misrepresentation or nonfulfillment or breach of any agreement of either Company in this Agreement, the Merger Agreement or in any certificate, schedule, instrument or document delivered to Pur-chaser pursuant to the provisions of this Agreement, including, without limitation, the Disclosure Memorandum, and no Shareholder shall have any right of contribution against either Company on account of any event arising prior to or as of the Closing Date.

9.  SURVIVAL OF REPRESENTATIONS AND OTHER PROVISIONS.

                    9.1      Survival.     The   representations,
warranties, covenants, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by Purchaser and the consummation of the Merger and the other transactions contemplated herein and, unless a different time period is set forth elsewhere in this Agreement with respect to the operation, effect or survival of a specific representation, warranty, covenant, agreement or indemnification, shall continue in full force and effect for the period (the "Survival Period") beginning on the Closing Date and continuing until and including the first business day after the expiration of two years from and after (a) the Closing Date or (b) with respect to Indemnified Losses arising out of the matters described in Section 8.1(b)(i) above, the date on which the federal income tax return of PST or PSHC, as the case may be, for the period including the Closing Date shall be filed with the Internal Revenue Service. Provided, however, that the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration; and, provided further, that any such extension shall apply only as to claims asserted and not so resolved within the Survival Period. Notwithstanding any of the foregoing to the contrary, the representations and warranties made by Shareholders in Section
3.32 shall survive indefinitely.

10.  TERMINATION.

                    10.1 TERMINATION FOR CERTAIN CAUSES. This Agreement may be terminated at any time prior to or on the Closing Date upon written notice to the other party as follows, and, upon such termination of this Agreement, no party hereto shall have any liability to the other:

                         (a)  By Purchaser, if a material adverse
change in the financial condition or business of either Company shall have occurred, or any substantial part of the assets of either Company are destroyed due to fire or other casualty.

                         (b)     By  Purchaser,   if  the  terms,
covenants or conditions of this Agreement to be complied with or performed by the Shareholders at or before the Closing shall not have been complied with or performed and such noncompliance or nonperformance shall not have been waived by Purchaser.

                         (c)  By Purchaser,  if there is any fact
or condition with respect to the business of either Company, either Company's assets or contracts, or any obligation of either Company which materially and adversely affects such business, assets, contracts or obligations or the value or continuance of such business.

                         (d)   By any party, if  any action, suit
or proceeding shall have been instituted or threatened against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of such party and legal counsel to such party, would cause the consummation of the transactions herein contemplated to subject that party to a significant risk of material loss.

11.  POWER-OF-ATTORNEY.

                    11.1 APPOINTMENT OF AGENT. The Shareholders and each of them, hereby irrevocably constitute and appoint Robert S. Weiner (the "Agent") as their agent and attorney-in-- fact to modify, amend or otherwise change this Agreement, or any of its terms or provisions (including modifications, amendments or changes subsequent to Closing), to take all actions and to execute all documents (including all actions and documents required under Section 6 hereof) necessary or desirable to consummate the transactions contemplated by this Agreement, to tender their Shares pursuant to the Merger Agreement and to accept Merger Consideration in connection therewith and to take all actions and to execute all documents which may be necessary or desirable in connection therewith (including, without limitation, delivery of the certificates for their Shares and execution of such powers of attorney or other instruments as may be necessary to comply with the Merger Agreement), to give and receive consents and all notices hereunder, to negotiate and settle claims for indemnification under Section 8 hereof, and to perform any other act arising under or pertaining to this Agreement, the Merger Agreement and the transactions contemplated hereby. The Shareholders, and each of them, agree that service of process upon the Agent in any action or proceeding arising under or pertaining to this Agreement shall be deemed to be valid service of process upon the Shareholders, and any claim by Purchaser against the Shareholders, or any of them, in respect to this Agreement may be asserted against, and settled with, said Agent. The Agent shall be deemed to have accepted the appointment herein upon his execution of this Agreement.

                    11.2 LIABILITY OF AGENT. Nothing contained herein shall be deemed to make the Agent personally liable to the other Shareholders because of service in his capacity as agent and attorney-in-fact. In performing any of his duties hereunder, the Agent shall not incur any liability to the other Shareholders for losses, damages, liabilities or expenses, except for his own wilful default.

                    11.3 SUCCESSION. In the event of the death, disability, incompetency or resignation of the original Agent, the successor agent shall be Randall J. Hatch. In the event of the death, disability, incompetency or resignation of any successor Agent, the Shareholders shall, within 30 days after notice from Purchaser, determine by simple majority vote and designate a successor Agent or Agents, as the case may be, who shall have all of the rights, powers and authority conferred in this power of attorney, and if the Shareholders fail so to designate such successor Agent(s) within such period, Purchaser may petition a court of appropriate jurisdiction for appointment of such successor Agent(s).

                    11.4 IRREVOCABLE; BINDING ON SUCCESSORS, ETC. It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective heirs, personal representatives, successors and assigns of the Shareholders, and each of them, and this power of attorney shall not be revoked or terminated by the death, disability, bankruptcy or incompetency of the Shareholders, or any of them, but shall continue to be binding and enforceable by the Agent, Purchaser and their respective successors and on and against the heirs, personal representatives, successors and assigns of the Shareholders in the manner provided herein.

12.  MISCELLANEOUS.

                    12.1  NOTICES.

                         (a)  All  notices, requests,  demands or
other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, certified or registered first class mail, return receipt requested, to the intended recipient thereof at its address set out below. Any such notice, demand or communication shall be deemed to have been duly given immediately if given by hand delivery to the recipient's address, or facsimile, or three days after mailing (if given or made by letter addressed to a location within the country in which it is posted), and in proving same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The addresses of the parties for purposes of this Agreement are:

     (i)  If to Purchaser:         Interface, Inc.
                                   Orchard Hill Road
                                   P.O. Box 1503
                                   LaGrange, Georgia  30241
                            Attention:  Daniel T. Hendrix

           With copies to:         Interface, Inc.
                                   2859 Paces Ferry
                                   Suite 2000
                                   Atlanta, Georgia  30339
                                   Attention:  David W. Porter

                                   Kilpatrick & Cody
                                   Suite 2800
                                   1100 Peachtree Street
                                   Atlanta, Georgia 30309
                                   Attention:  G. Kimbrough
Taylor

     (ii) If to the PST/PSHC       Robert S. Weiner
          Shareholders:            1016 Old Powers Ferry Road
                              Atlanta, Georgia  30327

                                   Jacqueline A. Colando
                                   7609 Woodland Lane
                                   Burr Ridge, Illinois  60525

                                   Nancy O'Donnell
                                   12 Weathervane Hill
                                   Westport, Connecticut  06880

                                   John O'Donnell
                                   12 Weathervane Hill
                                   Westport, Connecticut  06880

                                   Randall J. Hatch
                                   4702 Ageratum Court
                                   Acworth, Georgia  30102

                                   Traccton Corp.
                                   c/o Robert S. Weiner
                                   1016 Old Powers Ferry Road
                              Atlanta, Georgia  30327

                                   Prince Street Holding Company
                                 c/o Robert S. Weiner
                                   1016 Old Powers Ferry Road
                              Atlanta, Georgia  30327

                                   Robert D. Williams
                                   1011 Housley Road
                                   Marietta, Georgia  30066

                                   Steven E. Andrade
                                   78 Rockridge Court
                                   Danville, California  94512

           With a copy to:         Kaufman, Chaiken & Sorensen
                               Suite 720
                                   400 Perimeter Center Ter.,
                                  N.E.
                                   Atlanta, Georgia  30346-1234
                                Attention:  Robert J. Kaufman

          (b) In accordance with the provisions of Section 12 hereof, all notices, requests, demands or other communications by Purchaser shall be deemed to have been duly given to all the Shareholders if such notices, requests, demands or communications are duly given in accordance with this Paragraph 12.1 to Robert
S. Weiner or such other party or parties appointed as the Agent(s) of the Shareholders.

          (c) Any party may change the address to which notices, requests, demands or other communications to such parties shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

     12.2  COUNTERPARTS.   This Agreement may be executed  in any
number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     12.3 ENTIRE AGREEMENT. This Agreement and the other written agreements executed and delivered by Purchaser and the Shareholders or any of them of even date herewith supersede all prior discussions and agreements between the parties with respect to the subject matter hereof (including without limitation the offer contained in the form of agreement dated November 15, 1993, executed and delivered by Purchasers and delivered to the Agent on behalf of the PST Shareholders, which offer shall be deemed terminated hereby), and this Agreement and such other agreements contain the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     12.4   GOVERNING  LAW.   The  validity  and effect  of  this
Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     12.5    SUCCESSORS AND  ASSIGNS.   This  Agreement  shall be
binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

     12.6 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

     12.7 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     12.8 HEADINGS. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

     12.9   NUMBER AND GENDER.   Where the  context requires, the
use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

     12.10  TIME OF PERFORMANCE.  Time is of the essence.

     12.11 DEFINITION OF KNOWLEDGE. The words "known", "to the knowledge of", "to the best knowledge of" or words of similar import employed in this Agreement with reference to any person or entity shall be conclusively presumed to mean that the person or entity has made reasonable and diligent efforts under the cir-cumstances to become knowledgeable.

13.  INDEX TO DEFINITIONS.

     The definitions for the following defined terms used in this Agreement can be found as follows:

     Defined Term                       Paragraph or Section
- ------------                       --------------------
Additional PST Shares . . . . . . . . . . . . .  1.1(a)
Adjusted EBIT . . . . . . . . . . . . . . . . .  1.4
Affiliates  . . . . . . . . . . . . . . . . . .  2.12
Agent . . . . . . . . . . . . . . . . . . . . . 11.1
Audited Balance Sheet . . . . . . . . . . . . .  3.10
Audited Financial Statements  . . . . . . . . .  3.9
Base Monthly Amount . . . . . . . . . . . . . .  2.13(a)
Closing . . . . . . . . . . . . . . . . . . . .  1.7
Closing Date  . . . . . . . . . . . . . . . . .  1.7
Closing Date Price  . . . . . . . . . . . . . .  1.3
Code  . . . . . . . . . . . . . . . . . . . . .  3.26(b)
Commission  . . . . . . . . . . . . . . . . . .  2.11
Company . . . . . . . . . . . . . . . . . . Introductory Recitals
Company Contracts . . . . . . . . . . . . . . .  3.19
Company Plans . . . . . . . . . . . . . . . . .  3.26(f)
Company Territory . . . . . . . . . . . . . . .  2.6(c)
Converted Shares  . . . . . . . . . . . . . . .  1.2(c)
Day's Maximum Sale Number . . . . . . . . . . .  2.13
Disclosure Memorandum . . . . . . . . . . . . .  3.1
Disposals . . . . . . . . . . . . . . . . . . .  3.27
Effective Time of the Merger  . . . . . . . . .  1.1
Emissions . . . . . . . . . . . . . . . . . . .  3.27
EBIT  . . . . . . . . . . . . . . . . . . . . .  1.4
EBIT Shortfall Adjustment Amount  . . . . . . .  1.4
1993 EBIT . . . . . . . . . . . . . . . . . . .  1.4
ERISA . . . . . . . . . . . . . . . . . . . . .  3.26(b)
ERISA Plan  . . . . . . . . . . . . . . . . . .  3.26(c)
Firm Purchase Commitments . . . . . . . . . . .  3.14
Foreign Plan  . . . . . . . . . . . . . . . . .  3.26(g)
HSR Act . . . . . . . . . . . . . . . . . . . .  1.7

Indemnified Losses  . . . . . . . . . . . . . .  8.1
Indemnitees . . . . . . . . . . . . . . . . . .  8.1
Independent Accountant  . . . . . . . . . . . .  1.6
Leased Real Property  . . . . . . . . . . . . .  3.17(d)
Merger  . . . . . . . . . . . . . . . . . . . .  1.1
Merger Agreement  . . . . . . . . . . . . . . .  1.1
Merger Consideration  . . . . . . . . . . . . .  1.2(c)
Mohawk Letter . . . . . . . . . . . . . . . Introductory Recitals
Multiemployer Benefit Plan  . . . . . . . . . .  3.26(d)
Multiemployer Pension Plan  . . . . . . . . . .  3.26(f)
PSHC  . . . . . . . . . . . . . . . . . . . Introductory Recitals
PSHC Shares . . . . . . . . . . . . . . . . Introductory Recitals
PST . . . . . . . . . . . . . . . . . . . . Introductory Recitals
PST Shareholders  . . . . . . . . . . . . . Introductory Recitals
PST/PSHC Closing  . . . . . . . . . . . . . . .  1.1(a)
PST/PSHC Merger . . . . . . . . . . . . . . . .  1.1(a)
PST/PSHC Merger Agreement . . . . . . . . . . .  1.1(a)
PST/PSHC Shareholders . . . . . . . . . . . Introductory Recitals
PST Shares  . . . . . . . . . . . . . . . . Introductory Recitals
Plan  . . . . . . . . . . . . . . . . . . . . .  3.26(a)
Post-employment Benefits  . . . . . . . . . . .  3.26(h)
Prince Street . . . . . . . . . . . . . . . . .  2.6(b)
Prince Street Technologies  . . . . . . . . . .  2.6(b)
Products  . . . . . . . . . . . . . . . . . . .  2.6(i)
PSHC Unaudited Balance Sheet  . . . . . . . . .  3.9
PST Unaudited Balance Sheet . . . . . . . . . .  3.9
Purchaser . . . . . . . . . . . . . . . . . Introductory Recitals
Purchaser Shares  . . . . . . . . . . . . . . .  1.3
Real Property . . . . . . . . . . . . . . . . .  3.17(a)
Real Property Leases  . . . . . . . . . . . . .  3.17(c)
Reference Date  . . . . . . . . . . . . . . . .  3.10
Registration Statement  . . . . . . . . . . . .  2.11
Related Parties . . . . . . . . . . . . . . . .  3.30
Residential Manufacturer  . . . . . . . . . . .  2.6(c)
Restriction Period  . . . . . . . . . . . . . .  2.13(a)
Securities Act  . . . . . . . . . . . . . . . .  2.11
Shareholders . . . . . . . . . . . . . . . .Introductory Recitals
Shares . . . . . . . . . . . . . . . . . . .Introductory Recitals
Significant Customers . . . . . . . . . . . . .  3.21
Sub . . . . . . . . . . . . . . . . . . . . . .  1.1
Surviving Corporation . . . . . . . . . . . . .  1.2
Survival Period . . . . . . . . . . . . . . . .  9.1
Taxes . . . . . . . . . . . . . . . . . . . . .  3.23
Total Company Amount  . . . . . . . . . . . Introductory Recitals
Traccton  . . . . . . . . . . . . . . . . . Introductory Recitals
Unaudited Financial Statements  . . . . . . . .  3.9
Warrant . . . . . . . . . . . . . . . . . . Introductory Recitals


          IN WITNESS WHEREOF, the parties have executed this Agreement under seal or caused this Agreement to be duly executed under seal by their duly authorized officers as of the day and year first above written.


                                         INTERFACE, INC.


(CORPORATE SEAL)                    By: s/Ray C. Anderson
                                        -----------------
Attest:                             Title: Chairman and
                                           Chief Executive
                                           Officer

s/ David W. Porter
- ------------------
Secretary

                                    SHAREHOLDERS:

                                   s/Robert S. Weiner  (SEAL)
                                   ____________________
                                    Robert S. Weiner


                                   s/Randall J. Hatch  (SEAL)
                              --------------------
                                   Randall J. Hatch


                                   s/Nancy O. Donnell  (SEAL)
                              ____________________
                                   Nancy O'Donnell


                                   s/John O'Donnell   (SEAL)
                             --------------------
                                   John O'Donnell


                                   s/Jacqueline A. Colando (SEAL)
                                  ________________________
                           Jacqueline A. Colando


                                   s/Steven C. Andrade  (SEAL)
                               ______________________
                                   Steven C. Andrade


                                   s/ Robert D. Williams  (SEAL)
                                 ---------------------
                                   Robert D. Williams



                                   TRACCTON CORP.


                                   By:  s/ Robert S. Weiner
                                 ________________________
                               Name: Robert S. Weiner
                           Title: CEO

                                   (CORPORATE SEAL)


                                   Attest:


                                    s/ Randall J. Hatch
                                    ____________________
                                    President

                                   PRINCE STREET HOLDING COMPANY


                                   By:  s/ Robert S. Weiner
                                 ______________________
                              Name: Robert S. Weiner
                          Title: CEO

                                   (CORPORATE SEAL)


                                   Attest:


                                   s/Randall J. Hatch
                                   __________________________
                              President

                            EXHIBIT A

                 AGREEMENT AND PLAN OF MERGER OF
                PRINCE STREET TECHNOLOGIES, LTD.,
                               AND
                  PRINCE STREET HOLDING COMPANY


     This  Agreement and Plan of Merger, made and entered into as of the ____ day  of _____________, 199_ (hereinafter referred  to as the  "Agreement"), by and between  PRINCE STREET TECHNOLOGIES,

LTD., a Georgia corporation (hereinafter sometimes referred to as

"PST") and  PRINCE STREET HOLDING COMPANY,  a Georgia corporation

(hereinafter sometimes referred to as  "PSHC") (said corporations being  hereinafter  sometimes  collectively  referred  to as  the

"Constituent Corporations"):

                       W I T N E S S E T H:

     The  Boards   of  Directors  of  each   of  the  Constituent

Corporations deem it  advisable and  for the benefit  of each  of said  corporations and  their respective  shareholders that  PSHC merges  into PST  and that  PSHC  thereafter ceases  its separate existence as a corporation under Georgia law.

     NOW,  THEREFORE,  the  parties  hereto do  hereby  agree  as follows:

                           ARTICLE ONE

                  NAMES OF MERGING CORPORATIONS

     1.01   The names of  the corporations proposed  to be merged

are  PRINCE  STREET TECHNOLOGIES,  LTD., a  corporation organized under the laws of the State of Georgia  and PRINCE STREET HOLDING

COMPANY, a corporation organized  under the laws of the  State of

Georgia.

                           ARTICLE TWO

                      SURVIVING CORPORATION

     2.01  PSHC  shall merge  into PST, which  shall survive  the merger  (sometimes  hereinafter  referred  to  as the  "Surviving

Corporation"), and thereafter the separate corporate existence of

PSHC shall cease (the "Merger").

                          ARTICLE THREE

                          EFFECTIVE TIME

     3.01  EFFECTIVE TIME.   This Merger shall be  effective upon

the filing of  Articles of Merger or a Certificate of Merger with the Secretary of State of  Georgia, pursuant to Section 14-2-1105 of the Georgia Business Corporation Code, as amended (hereinafter referred to as the "Effective Time").

     3.01  ABANDONMENT.   Notwithstanding any other provisions of

this Agreement, this Agreement may be abandoned by mutual consent of the Boards of Directors of PST and PSHC, at any  time prior to the Effective Time.

                           ARTICLE FOUR

                       TERMS AND CONDITIONS

     4.01     ARTICLES  OF   INCORPORATION.    The   Articles  of

Incorporation of PST as they exist on the Effective Time shall be and  remain  the  Articles  of  Incorporation  of  the  Surviving

Corporation until the same shall be altered,  amended or repealed as therein provided.

     4.02   BY-LAWS.   The By-Laws  of PST  as they  exist on the

Effective Time shall be  and remain the By-Laws of  the Surviving

Corporation until the same shall be altered, amended or  repealed as therein provided.

     4.03  DIRECTORS AND OFFICERS.  The directors and officers of

PST duly  elected and serving  as of the  date of this  Agreement shall be and remain  the directors and officers of  the Surviving

Corporation and they shall serve in office until their successors have been duly elected or appointed and have qualified.

     4.04   EFFECT  OF  MERGER.   Upon  the Effective  Time,  the

separate existence  of PSHC shall  cease and all  its properties,

rights,  privileges  and  franchises,  of   whatever  nature  and

description, including  every devise  or bequest that  PSHC would have  been capable  of  taking, and  including choses  in action,

shall  be  transferred  to,  vested  in  and  devolved  upon  the

Surviving    Corporation,   without   further    act   or   deed.

Notwithstanding this provision,  confirmatory deeds,  assignments and  other like  instruments, when  deemed desirable  to evidence such  transfer,  vesting or  devolution  of  any property  right,

privilege or franchise, may at any time, or from time to time, be made and  delivered in the  name of  PSHC as appropriate,  by its last acting officers thereof, or by the corresponding officers of

the Surviving  Corporation.   The Surviving Corporation  shall be

liable  for   all  the  debts  and   obligations,  including  tax

liabilities, of PSHC,  and any  claim existing or  any action  or proceeding  pending  by  or against  PSHC  may  be  prosecuted to judgment or decree as if such Merger had not taken  place, or the

Surviving  Corporation, upon  motion of  such corporation  or any party, may  be substituted as a  party in place of  either of the corporations  so  merged, and  such  judgment  or decree  against either  of the corporations so merged shall be constituted a lien

upon  the property  of  the Surviving  Corporation.   The Merger,

however, shall not impair  in any way the rights  of creditors or liens  upon the  property  of any  corporation  a party  to  this

Merger.

     4.05  FILING OF ARTICLES OR CERTIFICATE OF MERGER.  The acts

and  things  required   to  be  done  by  the   Georgia  Business

Corporation  Code (the  "Georgia  Code") in  order  to make  this

Agreement effective,  including the filing of  Articles of Merger or  a Certificate  of  Merger in  the  manner prescribed  in  the

Georgia Code, shall be attended to by the proper officers of  the parties hereto as soon as practicable.

                           ARTICLE FIVE

              MANNER AND BASIS OF CONVERTING SHARES

     5.01  Upon the Effective Time of the Merger:

                    (a)  All of  the Class A Common  Stock of PST

issued and outstanding  at the Effective Time  shall be cancelled and retired and  no consideration shall  be delivered in  respect thereof.

                    (b)  Each share of the  Class B Common  Stock

of PST issued  and outstanding immediately prior to the Effective

Time shall continue unchanged and shall continue  to evidence the same number of shares  of Class B Common  Stock of the  Surviving

Corporation.

                    (b)  All of  the Common Stock of  PSHC issued

and outstanding  at the  Effective Time (the  "Exchanged Shares")

shall be exchanged and be converted into solely the right to receive the Class B Common Stock of PST as provided in Attachment

A  attached  hereto and  incorporated  herein  by reference  (the

"Additional  PST  Shares").    The former  shareholders  of  PSHC

holding  Exchanged  Shares   shall  surrender  their   respective

certificates  representing  such  shares  ("Certificates)  to the officers  of the  Surviving Corporation  for the  cancellation of such Certificates on the  books of PSHC and exchange  thereof for

Certificates of the Surviving Corporation  as issuer.  Until such surrender  and exchange,  each  Certificate shall  represent that number  of the  Additional PST  Shares into  which  the Exchanged

Shares  originally  represented  by such  Certificates  have been converted.

                    (d)  The Additional PST Shares into which the

Exchanged Shares have been converted shall be deemed to have been issued  in full  satisfaction of  all rights  pertaining to  such

Exchanged Shares, including without limitation any obligations of the  Surviving Corporation to pay any dividends or make any other distributions  with a  record  date prior  to the  Effective Time which may have  been declared or made  by PSHC on such  Exchanged

Shares prior to the  date hereof and  which remain unpaid at  the

Effective Time, and at  and after the Effective Time  there shall be no further  registration or  transfers on  the stock  transfer books  of PSHC  of the  Exchanged  Shares which  were outstanding immediately prior to the Effective Time except as contemplated in

this  Agreement.   If,  after  the  Effective Time,  Certificates

representing  Exchanged  Shares are  presented  to  the Surviving

Corporation  for   any  reason,  they  shall   be  cancelled  and
exchanged, as provided in Subsection (b).

                           ARTICLE SIX

                     MISCELLANEOUS PROVISIONS

     6.01    Approval  by  Directors.    Each  of  PST  and  PSHC

represents and warrants to the other that this Agreement has been duly  adopted, ratified and approved by its Board of Directors in a manner  consistent with the  Articles of Incorporation  and By-
Laws  of  each of  such corporation  and  in accordance  with the

Georgia Code.

     6.02   APPROVAL  BY  SHAREHOLDERS.   Each  of PST  and  PSHC

represents  and warrants  to the  others that this  Agreement has been  submitted to and duly approved by its shareholders, in each case by  a vote not  less than the minimum  required for approval hereof by the respective Articles of Incorporation and By-Laws of such corporation and by the Georgia Code.

     6.03   CONFORMITY WITH STATE LAW.   The matters set forth in

this Agreement shall be  considered to be modified to  the extent required by the  laws of the  State of  Georgia, so that  nothing contained herein shall be construed to be in any way violative of such laws.

     IN  WITNESS WHEREOF,  the  parties hereto  have caused  this

Agreement to  be duly executed as of the day and year first above written.

                              PRINCE STREET TECHNOLOGIES, LTD.



                              By:_______________________________
                               Name:   Robert S. Weiner
                                 Title:  Chief Executive Officer


                              PRINCE STREET HOLDING COMPANY



                              By:_____________________________
                             Name: _______________________
                         Title:_______________________



                                                     Attachment
"A"                                                           to
                                             Agreement and Plan
of Merger
between                                                 Prince
Street Holding Company
                 and
Prince Street Technologies, Ltd.

                              STOCK IN          STOCK IN
       STOCK IN                   STOCK IN
    PRINCE STREET     PRINCE STREET             PRINCE STREET
        PRINCE STREET                            HOLDING COMPANY
TECHNOLOGIES LTD.         TECHNOLOGIES LTD.          TECHNOLOGIES
LTD.      PERCENTAGE     SHAREHOLDER              PRE-MERGER
  PRE-MERGE       ISSUED (CANCELLED) IN MERGER       AFTER MERGER
      AFTER MERGER                            OF PST AND PSHC
OF PST AND PSHC           OF PST AND PSHC            OF PST AND
PSHC         OF PST                                COMMON
CLASS A   CLASS B         CLASS A   CLASS B           CLASS A
CLASS B      AND PSHC
_________________________________________________________________
_______________________________________________________________
Robert S. Weiner         1,085,991.5       --       114
 --      320.7773            --       434.7773      62.9200
John and Nancy O'Donnell     206,609       --        40
 --       61.0276            --       101.0276      14.6205
Randall J. Hatch           149,182.5       --         8
 --       44.0651            --        52.0651       7.5348
Jacqueline A. Colando        113,816       --        22
 --       33.6187            --        55.6187       8.0490
Steven C. Andrade              80,10       --        --
 --       23.6621            --        23.6621       3.4243
Robert D. Williams            57,043       --        --
 --       16.8492            --        16.8492       2.4384
Traccton Corp.                  --         --         7
 --         --               --         7.0000       1.0130
Prince Street Holding
       Company                      --        500        --
  (500)         --               --         0.0000        --

- -----------------------------------------------------------------
- -----------------------------------------------------------------
- -                               1,692,750      500       191
   (500)      500.0000            --        691.0000    100.0000

                            EXHIBIT B

                 AGREEMENT AND PLAN OF MERGER OF
                PRINCE STREET TECHNOLOGIES, LTD.,
                               AND
                      PST ACQUISITION CORP.


     This  Agreement and Plan of Merger, made and entered into as of the ____  day of _____________, 199_  (hereinafter referred to as the  "Agreement"), by and between  Prince Street Technologies,

Ltd., a Georgia corporation (hereinafter sometimes referred to as

"PST")   and  PST   Acquisition  Corp.,  a   Georgia  corporation

(hereinafter sometimes referred to  as "Sub") (said  corporations being  hereinafter  sometimes  collectively referred  to  as  the

"Constituent Corporations"):

                       W I T N E S S E T H:

     The  Boards   of  Directors  of  each   of  the  Constituent

Corporations deem it  advisable and  for the benefit  of each  of said  corporations  and their  respective  shareholders that  Sub merges  into  PST and  that  Sub thereafter  ceases  its separate existence as a corporation under Georgia law.

     NOW,  THEREFORE,  the  parties  hereto do  hereby  agree  as follows:

                           ARTICLE ONE

                  NAMES OF MERGING CORPORATIONS

     1.01   The names of  the corporations proposed  to be merged

are  PRINCE STREET  TECHNOLOGIES, LTD.,  a  corporation organized under the laws of the State of Georgia and PST ACQUISITION CORP.,

a corporation organized under the laws of the State of Georgia.

                           ARTICLE TWO

                      SURVIVING CORPORATION

     2.01   Sub  shall merge  into PST,  which shall  survive the

merger  (sometimes  hereinafter  referred  to  as the  "Surviving

Corporation"), and thereafter the separate corporate existence of

Sub shall cease (the "Merger").

                          ARTICLE THREE

                          EFFECTIVE TIME

     3.01  EFFECTIVE TIME.   This Merger shall be  effective upon

the filing of  Articles of Merger or a Certificate of Merger with the Secretary of State of  Georgia, pursuant to Section 14-2-1105 of the Georgia Business Corporation Code, as amended (hereinafter referred to as the "Effective Time").

     3.01  ABANDONMENT.   Notwithstanding any other provisions of

this Agreement, this Agreement may be abandoned by mutual consent of  the Boards of Directors of PST and  Sub, at any time prior to the Effective Time.



                           ARTICLE FOUR

                       TERMS AND CONDITIONS

     4.01     ARTICLES  OF   INCORPORATION.    The   Articles  of

Incorporation of PST as they exist on the Effective Time shall be and  remain  the  Articles  of  Incorporation  of  the  Surviving

Corporation until  the same shall be altered, amended or repealed as therein provided.

     4.02   BY-LAWS.  The  By-Laws of  Sub as they  exist on  the

Effective  Time  shall  become   the  By-Laws  of  the  Surviving

Corporation until the same shall be altered, amended or  repealed as therein provided.

     4.03  DIRECTORS AND OFFICERS.  The directors and officers of

Sub duly  elected and serving  as of the  date of this  Agreement

shall  become  the  directors   and  officers  of  the  Surviving

Corporation and they shall serve in office until their successors have been duly elected or appointed and have qualified.

     4.04   EFFECT  OF  MERGER.   Upon  the Effective  Time,  the

separate existence  of Sub  shall cease  and all  its properties,

rights,  privileges  and  franchises,  of   whatever  nature  and

description,  including every  devise or  bequest that  Sub would have  been capable  of  taking, and  including choses  in action,

shall  be  transferred  to,  vested  in  and  devolved  upon  the

Surviving    Corporation,   without   further    act   or   deed.

Notwithstanding this provision,  confirmatory deeds,  assignments and  other like  instruments, when  deemed desirable  to evidence such  transfer,  vesting or  devolution  of  any property  right,

privilege or franchise, may at any time, or from time to time, be made and delivered in the name of Sub as appropriate, by its last acting officers thereof, or by  the corresponding officers of the

Surviving Corporation.  The Surviving Corporation shall be liable for all the  debts and obligations, including tax liabilities, of

Sub, and any claim existing or any action or proceeding pending by or against Sub may be prosecuted to judgment or decree as if such Merger had  not taken place,  or the Surviving  Corporation,

upon  motion of such corporation or any party, may be substituted as a party in place of  either of the corporations so merged, and such  judgment or  decree against either  of the  corporations so merged  shall  be constituted  a lien  upon  the property  of the

Surviving Corporation.  The Merger, however, shall not  impair in any way the rights of creditors or liens upon the property of any corporation a party to this Merger.

     4.05  FILING OF ARTICLES OR CERTIFICATE OF MERGER.  The acts

and  things  required  to   be  done  by  the   Georgia  Business

Corporation Code  (the  "Georgia Code")  in  order to  make  this

Agreement effective,  including the filing of  Articles of Merger or  a Certificate  of  Merger in  the  manner prescribed  in  the

Georgia Code, shall be attended to by  the proper officers of the parties hereto as soon as practicable.

                           ARTICLE FIVE

              MANNER AND BASIS OF CONVERTING SHARES

     5.01  Upon the Effective Time of the Merger:

                    (a)  Each share  of the  Common Stock  of Sub

issued and  outstanding immediately  prior to the  Effective Time shall be converted into one share  of Class B Common Stock of the

Surviving Corporation.

                    (b)  All of  the Class A Common  Stock of PST

issued  and outstanding, if any,  at the Effective  Time shall be cancelled and retired  and no consideration shall be delivered in respect thereof.

                    (c)  All of  the Class B Common  Stock of PST

issued  and outstanding  at  the Effective  Time (the  "Exchanged

Shares")  shall be  exchanged and  be  converted solely  into the right to receive in the aggregate [(i) _____ shares of the  Class

A  Common Stock  of INTERFACE,  INC., a  Georgia corporation  and holder of all of the  issued and outstanding shares of Sub.,  and

(ii)  $  ________  in cash] <F1>  (the  "Merger Consideration").
In

exchange for  the  Exchanged Shares,  the former  holders of  the

Exchanged  Shares shall be entitled  to receive a  portion of the aggregate  Merger  Consideration  as  provided  in  Attachment  A attached hereto and incorporated herein by reference.  The former shareholders  of PST  holding  Exchanged  Shares shall  surrender their  respective  certificates representing  such shares  to the officers of  the Surviving  Corporation for the  exchange thereof and the cancellation of  such certificates on the books  of PST[,

and  reissuance of certificates of  Interface, Inc. as issuer and representing  the  shares  of  Interface,  Inc.  into  which  the

Exchanged Shares have been converted.]<F1>

                    (d)  All  Merger   Consideration  payable  or

issuable upon any of the Exchanged Shares shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to  such  Exchanged  Shares,  including  without  limitation  any obligations of the Surviving Corporation  to pay any dividends or make  any other  distributions with  a record  date prior  to the

Effective Time which  may have been  declared or  made by PST  on such Exchanged Shares prior  to the date hereof and  which remain

______________________________

<F1>  To be completed  at Closing to  reflect the amount
and components of the Merger Consideration, as provided in the Acquisition Agreement.

unpaid at the Effective Time, and at and after the Effective Time there  shall be no further registration or transfers on the stock transfer  books of  the  Surviving Corporation  of the  Exchanged

Shares which were outstanding  immediately prior to the Effective

Time except as  contemplated in  this Agreement.   If, after  the

Effective  Time, certificates  representing Exchanged  Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged, as provided in Subsection (b).

                           ARTICLE SIX

                     MISCELLANEOUS PROVISIONS

     6.01  APPROVAL BY DIRECTORS.  Each of PST and Sub represents and  warrants  to the  other that  this  Agreement has  been duly adopted, ratified and  approved by  its Board of  Directors in  a manner consistent with the  Articles of Incorporation and By-Laws of  each of such corporation  and in accordance  with the Georgia

Code.

     6.02    APPROVAL  BY SHAREHOLDERS.    Each  of  PST and  Sub

represents and  warrants to  the others  that this  Agreement has been  submitted to and duly approved by its shareholders, in each case by a  vote not less  than the minimum required  for approval hereof by the respective Articles of Incorporation and By-Laws of such corporation and by the Georgia Code.

     6.03  CONFORMITY  WITH STATE LAW.  The  matters set forth in this Agreement shall be considered to be modified to the extent required by the laws of the State of Georgia, so that nothing contained herein shall be construed to be in any way violative of such laws.

     IN  WITNESS WHEREOF,  the  parties hereto  have caused  this

Agreement to be duly executed as of the day and  year first above written.

                              PRINCE STREET TECHNOLOGIES, LTD.



                              By:_______________________________
                               Name:   Robert S. Weiner
                                 Title:  Chief Executive Officer


                              PST ACQUISITION CORP.



                              By:_____________________________
                             Name: _______________________
                         Title:_______________________

                    ATTACHMENT A TO AGREEMENT AND PLAN OF MERGER


                [To be completed at Closing in accordance with

                Exhibit  C  to  the Acquidition Agreement, and

                reflecting  the  amount  and  form   of  Merger

                Consideration  as  determined  pursuant  to the

                Acquisition Agreement.]


EXHIBIT "C"
              to
          Acquisition Agreement

                              STOCK IN          STOCK IN
       STOCK IN                   STOCK IN
    PRINCE STREET     PRINCE STREET             PRINCE STREET
        PRINCE STREET                            HOLDING COMPANY
TECHNOLOGIES LTD.         TECHNOLOGIES LTD.          TECHNOLOGIES
LTD.      PERCENTAGE     SHAREHOLDER              PRE-MERGER
  PRE-MERGE       ISSUED (CANCELLED) IN MERGER       AFTER MERGER
       AFTER MERGER                            OF PST AND PSHC
OF PST AND PSHC           OF PST AND PSHC            OF PST AND
PSHC          OF PST                                COMMON
CLASS A   CLASS B         CLASS A   CLASS B           CLASS A
CLASS B       AND PSHC
_________________________________________________________________
_______________________________________________________________
Robert S. Weiner         1,085,991.5       --       114
 --      320.7773            --       434.7773       62.9200
John and Nancy O'Donnell     206,609       --        40
 --       61.0276            --       101.0276       14.6205
Randall J. Hatch           149,182.5       --         8
 --       44.0651            --        52.0651        7.5348
Jacqueline A. Colando        113,816       --        22
 --       33.6187            --        55.6187        8.0490
Steven C. Andrade              80,10       --        --
 --       23.6621            --        23.6621        3.4243
Robert D. Williams            57,043       --        --
 --       16.8492            --        16.8492        2.4384
Traccton Corp.                  --         --         7
 --         --               --         7.0000        1.0130
Prince Street Holding
       Company                      --        500        --
  (500)         --               --         0.0000         --
                     --------------------------------------------
- ------------------------------------------------------------
                        1,692,750      500       191
(500)      500.0000            --        691.0000     100.0000

                              ALLOCABLE
                             PORTION OF
                               MERGER
                          CONSIDERATION<F1>
                            _____________
                           $6,606,601.32
                            1,535,151.93
                              791,148.87
                              845,146.18
                              359,554.16
                              256,029.96
                              106,367.58
                                    0.00
                          --------------
                          $10,500,000.00
    -----------------------------------

    <F1> Aggregate Merger Consideration is subject to adjustment
pursuant to          the Acquisition Agreement

                           Exhibit D
                            ---------

     The opinion of  counsel for the  Companies and the  PST/PSHC

Shareholders, shall be to the effect that:



          (a)  This Agreement has been duly and  validly executed

and  delivered   by  each   of  the  PST/PSHC   Shareholders  and

constitutes  the valid  and  legally binding  obligation of  each

PST/PSHC  Shareholder, enforceable,  subject  to  general  equity

principles,   in   accordance   with   its   terms,   except   as

enforceability   may  be   limited  by   bankruptcy,  insolvency,

reorganization or similar laws  affecting the rights of creditors generally;


          (b)  Neither  the  execution   and  delivery  of   this

Agreement,  nor  the  consummation   of  the  mergers  and  other

transactions contemplated  herein, resulted  or will result  in a violation or breach of the articles of incorporation or bylaws of the  Companies or, to the knowledge  of such counsel, result in a violation or breach of,  or constitute a default under,  any term or  provision  of  any  agreement  or  other  instrument,  order,

judgment,  decree,  law,   rule,  regulation,  contract   or  any

restriction, to  which any PST/PSHC Shareholder  or the Companies are a party  or by which any  of them or any  of their respective properties  are subject or bound,  nor, to the  knowledge of such counsel,  will such  actions result  in (i)  the creation  of any lien,  encumbrance  or  charge on  any  of  the  PST Shares,  the

Additional PST Shares, or the PSHC Shares or on any of the assets of the Companies, or  (ii) the acceleration of any  obligation of the Company;

          (c)  PST is, and prior to the PST/PSHC Merger PSHC was,

a  corporation  duly  organized,  validly existing  and  in  good standing under the laws of the  State of Georgia and entitled  to own or lease  the properties  of the  Companies and  to carry  on their businesses as and  in the places where such  properties are now owned or leased or such businesses are now conducted, and, to the knowledge of such counsel, the Companies have complied in all material respects with all federal, state and  local laws, rules,

regulations,  and   ordinances  which  are  applicable  to  their

operations  and the  conduct of  their businesses.   PST  is, and

prior to  the  PST/PSHC  Merger  PSHC  was,  duly  qualified  and licensed  to  do  business  as  a  foreign  corporation  in  each jurisdiction where  a failure  to  qualify or  acquire a  license would have a material adverse effect on the business or financial condition of the Companies;


          (d)  PST has an authorized  share capital of 10,000,000

shares  of Class A  common stock,  par value  $.01 per  share, of which none are  issued or outstanding,  and 10,000,000 shares  of

Class B common stock, par  value of $.01, of which 691  shares of

Class B common stock are duly and validly issued and outstanding,

fully  paid  and  non-assessable,   and  said  shares  are  owned

beneficially  and of record by  the Shareholders as  set forth in

                                  -2-

Exhibit  C of this Agreement  under the column  heading "Stock In

Prince Street Technologies Ltd.   After Merger of PST  and PSHC";

immediately  prior to  the  PST/PSHC Merger,  PST had  authorized share capital as set forth in  the preceding clause, of which 500 shares of Class A common  stock and 191 shares of Class  B common stock were  duly and validly  issued and outstanding,  fully paid and non-assessable,  and said shares were  owned beneficially and of record  by the PST Shareholders  as set forth in  Exhibit C of this Agreement;  immediately prior  to the PST/PSHC  Merger, PSHC had  authorized  share capital  of  10,000,000  shares of  Common

Stock, par value $.01  per share, of which 1,692,749  shares were duly and validly issued and outstanding, fully paid and non-assessable, and said shares were owned beneficially and of record by  the PSHC  Shareholders  as set  forth  in Exhibit  C  of this

Agreement 10,000,000 shares of  Class B common stock, with  a par value  of $.01  per  share, of  which no  shares were  issued and outstanding,  and 1,000,000 shares of preferred stock, with a par value  of $.01  per share,  of which  no shares  were issued  and

outstanding;   the  PST/PSHC  Merger   and  the  PST/PSHC  Merger

Agreement  were approved by the requisite action of the Boards of

Directors  and shareholders of PST and  PSHC, the PST/PSHC Merger has  become  effective, and  all  of the  issued  and outstanding shares of  PSHC  have been  cancelled  pursuant to  the  PST/PSHC

Merger  Agreement;    the  certificates  for  the  Shares  to  be

delivered  pursuant to the Agreement represent 100% of all of the issued and outstanding share capital of the Companies; and to the knowledge  of such  counsel, there  are no  options, warrants  or

                              -3-

other  rights  outstanding  to   acquire  any  share  capital  or

securities of the Companies;



          (e)  To  the knowledge  of such  counsel, there  are no

actions, suits, claims, investigations or  proceedings pending or threatened against the Companies at law or in equity or before or by any federal, state, municipal or other governmental depart-ment, commission, board, bureau, agency or instrumentality that would, if decided adversely, after consideration of all defenses,

have a material adverse effect on the assets or operation  of the businesses of the Companies;



          (f)  To  the  knowledge   of  such  counsel,  (i)   the

Companies  have  not  breached  any  material  provision  of  any contract or  agreement listed  in the Disclosure  Memorandum, and

(ii)  the Companies  are not  and will not,  with the  passage of time, the giving of notice or  otherwise, be in default under the terms of any such contract or agreement;



          (g)  The  transactions  contemplated   by  the   Merger

Agreement have been approved by the requisite action of the Board of  Directors  and shareholders  of PST  and  when the  Merger is effected,  the Shares will be converted into the right to receive the Merger Consideration  and the outstanding shares of Sub shall be converted into  all of  the issued and  outstanding shares  of

PST.



          (h)  All   proceedings  required  by   law  or  by  the

provisions  of  this  Agreement  to  be  taken  by  the  PST/PSHC

Shareholders or the Companies in connection with the transactions contemplated herein  have been  duly and  validly taken,  and all

conditions   to   Purchaser's   obligation  to   consummate   the

transactions contemplated in this Agreement have been fulfilled.

                           EXHIBIT 1.4



                       Adjustments to EBIT





                    In calculating Adjusted EBIT,  as used in the

Agreement, the EBIT shall be adjusted as follows:



                         1.   Factoring   commissions  shall   be

                    treated as an item of "Other Expense",  i.e.,

                    below the Income from Operations line.



                         2.   Loan Discount Amortization shall be

                    treated as interest expense.